                                                                    Exhibit 2.28


                           ASSET PURCHASE AGREEMENT


                                by and between


                           LUCENT TECHNOLOGIES INC.


                                   as Seller


                                      and



                        CSG SYSTEMS INTERNATIONAL, INC.


                                   as Buyer




                         dated as of December 21, 2001

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.   Definitions............................................................................................      1
     1.1   Defined Terms....................................................................................      1
     1.2   Additional Defined Terms.........................................................................      8
     1.3   Other Definitional and Interpretive Matters......................................................      9

2.   Purchase and Sale of the Business......................................................................     10
     2.1   Purchase and Sale of Assets......................................................................     10
     2.2   Excluded Assets..................................................................................     11
     2.3   Purchase Price; Purchase Price Adjustment........................................................     12
     2.4   Assumed Liabilities..............................................................................     14
     2.5   Excluded Liabilities.............................................................................     15
     2.6   Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties................     15
     2.7   No Licenses......................................................................................     16
     2.8   Bulk Sales Law...................................................................................     17
     2.9   Taxes............................................................................................     17

3.   Representations and Warranties of Seller...............................................................     18
     3.1   Organization and Qualification...................................................................     18
     3.2   Subsidiaries.....................................................................................     18
     3.3   Authorization; Binding Effect....................................................................     18
     3.4   Non-Contravention; Consents......................................................................     19
     3.5   Title to Property; Principal Equipment; Sufficiency of Assets....................................     20
     3.6   Permits, Licenses................................................................................     20
     3.7   Real Estate......................................................................................     20
     3.8   Compliance With Laws; Litigation.................................................................     21
     3.9   Business Employees...............................................................................     21
     3.10  Contracts........................................................................................     22
     3.11  Environmental Matters............................................................................     23
     3.12  Financial Statements; Absence of Changes.........................................................     23
     3.13  Intellectual Property............................................................................     24
     3.14  Brokers..........................................................................................     26
     3.15  Certain Tax Matters..............................................................................     26
     3.16  Receivables......................................................................................     26
     3.17  Customers and Suppliers..........................................................................     26
     3.18  No Undisclosed Material Liabilities..............................................................     27
     3.19  No Other Representations or Warranties...........................................................     27

4.   Representations and Warranties of Buyer................................................................     27
     4.1   Organization and Qualification...................................................................     27
     4.2   Authorization; Binding Effect....................................................................     27
     4.3   No Violations....................................................................................     28

     4.4   Brokers..........................................................................................     28
     4.5   Sufficiency of Funds.............................................................................     29

5.   Certain Covenants......................................................................................     29
     5.1   Access and Information...........................................................................     29
     5.2   Conduct of Business..............................................................................     30
     5.3   Tax Reporting....................................................................................     32
     5.4   Allocation of Consideration......................................................................     32
     5.5   Business Employees...............................................................................     33
     5.6   Collateral Agreements; Leased Equipment..........................................................     37
     5.7   Reasonable Commercial Efforts; Supplements and Amendments........................................     37
     5.8   Contacts with Suppliers, Employees and Customers.................................................     38
     5.9   Sale by Buyer of Inventory Marked With Seller's Name.............................................     38
     5.10  Non-Solicitation of Employees....................................................................     39
     5.11  Non-Competition..................................................................................     40
     5.12  Additional Financial Statements..................................................................     41

6.   Confidential Nature of Information.....................................................................     42
     6.1   Confidentiality Agreement........................................................................     42
     6.2   Seller's and Buyer's Proprietary Information.....................................................     42

7.   Closing................................................................................................     43
     7.1   Deliveries by Seller or the Subsidiaries.........................................................     44
     7.2   Deliveries by Buyer..............................................................................     44
     7.3   Closing Date.....................................................................................     44
     7.4   Contemporaneous Effectiveness....................................................................     45

8.   Conditions Precedent to Closing........................................................................     45
     8.1   General Conditions...............................................................................     45
     8.2   Conditions Precedent to Buyer's Obligations......................................................     45
     8.3   Conditions Precedent to Seller's Obligations.....................................................     46
     8.4   Frustration of Purpose...........................................................................     47

9.   Status of Agreements...................................................................................     47
     9.1   Survival of Representations and Warranties.......................................................     47
     9.2   General Agreement to Indemnify...................................................................     47
     9.3   Indemnification Procedures for Third Party Claims................................................     49
     9.4   Indemnification Procedures for Non-Third Party Claims............................................     50
     9.5   Rights and Remedies..............................................................................     50

10.  Miscellaneous Provisions...............................................................................     50
     10.1  Notices..........................................................................................     50
     10.2  Expenses.........................................................................................     51
     10.3  Entire Agreement; Modification...................................................................     52
     10.4  Assignment; Binding Effect; Severability.........................................................     52
     10.5  Governing Law....................................................................................     52

     10.6  Consent to Jurisdiction..........................................................................     52
     10.7  Waiver of Jury Trial.............................................................................     53
     10.8  Execution in Counterparts........................................................................     53
     10.9  Public Announcement..............................................................................     53
     10.10 No Third-Party Beneficiaries.....................................................................     53

11.  Termination and Waiver.................................................................................     54
     11.1  Termination......................................................................................     54
     11.2  Effect of Termination............................................................................     54
     11.3  Collateral Agreements; Material To Be Returned...................................................     55
     11.4  Waiver of Agreement..............................................................................     55
     11.5  Amendment of Agreement...........................................................................     55

Schedules
---------

Schedule 1.1          Accounts Receivables
------------
Schedule 2.1(h)(i)    Licenses
------------------
Schedule 2.1(h)(ii)   Nonassignable Licenses
-------------------
Schedule 2.1(j)       Kenan Systems Name
---------------
Schedule 2.2(f)       Excluded Contracts
---------------
Schedule 3.1          Foreign Qualification
------------
Schedule 3.2          Subsidiaries
------------
Schedule 3.4(b)       Required Consents
---------------
Schedule 3.5(a)       Fixed Asset List
---------------
Schedule 3.5(b)       Encumbrances
---------------
Schedule 3.5(c)       Condition of Principal Equipment
---------------
Schedule 3.5(d)       Sufficiency of Assets
---------------
Schedule 3.7(a)       Leased Premises; Assumed Leases; Transferred Leasehold Premises
---------------
Schedule 3.7(b)       Vacated Owned Real Property
---------------
Schedule 3.8(b)       Litigation
---------------
Schedule 3.9(a)       Business Employees
---------------
Schedule 3.9(b)(i)    Benefit Plans; Additional Benefits
------------------
Schedule 3.9(b)(ii)   Assumed Employee Liabilities
-------------------
Schedule 3.9(b)(iii)  Payments
--------------------
Schedule 3.9(c)       Union and Collective Bargaining Agreements
---------------
Schedule 3.10(i)      Contracts
----------------
Schedule 3.10(ii)     Defaults
-----------------
Schedule 3.12         Financial Statements
-------------
Schedule 3.13(b)      Intellectual Property
----------------
Schedule 3.16         Receivables
-------------
Schedule 3.17         Customers and Suppliers
-------------
Schedule 3.18         Material Undisclosed Liabilities
-------------
Schedule 5.2          Exceptions to Seller's Conduct of Business
------------
Schedule 5.4          Purchase Price Allocation
------------
Schedule 5.5(f)       Non-U.S. Plan Liabilities
---------------
Schedule 5.6(a)       Transition Services
---------------
Schedule 5.6(b)       Purchased Leased Equipment
---------------
Schedule 5.8          Employees and Customers
------------

Exhibits
--------

Exhibit A    Form of Assignment and Bill of Sale
---------
Exhibit B    Form of Assumption Agreement
---------
Exhibit C    Form of Software and Services Master Supply Agreement
---------
Exhibit D    Form of Intellectual Property Agreements
---------
       Exhibit D-1    Form of Intellectual Property Agreement
       -----------
       Exhibit D-2    Form of Trade Dress Assignment
       -----------
       Exhibit D-3    Form of Trademark Assignment
       -----------

       Exhibit D-4    Form of Domain Name Transfer Agreement
       -----------
Exhibit E    Form of Transition Services Agreement
---------
Exhibit F    Form of Lease Assignment
---------
Exhibit G    Form of Sublease
---------
Exhibit H    Form of Property License
---------

                           ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT ("Agreement") dated as of December 21, 2001 by and
                                ---------
between LUCENT TECHNOLOGIES INC., a Delaware corporation ("Seller" or "Lucent"),
                                                           ------      ------
and CSG SYSTEMS INTERNATIONAL, INC., a Delaware corporation ("Buyer").
                                                              -----

                                R E C I T A L S

     A. WHEREAS, Seller and its Subsidiaries (as hereinafter defined) are, among other things, engaged through Seller's Billing and Customer Care Group in the worldwide production, marketing, sales and distribution of convergent billing and customer care software and in the provision of global consulting services in respect of billing and customer care software (collectively, the "Business");
 --------

     B. WHEREAS, the Business is composed of certain assets that are currently owned by Seller and the Subsidiaries and certain liabilities in respect of which Seller and the Subsidiaries are currently obligated;

     C. WHEREAS, Seller and the Subsidiaries desire to sell, transfer and assign to Buyer, and Buyer desires to purchase the Purchased Assets (as hereinafter defined), and to assume the Assumed Liabilities (as hereinafter defined), in each case, as more fully described and upon the terms and subject to the conditions set forth herein; and

     D. WHEREAS, Seller and/or one or more of the Subsidiaries and Buyer desire to enter into each Assignment and Bill of Sale, each Assumption Agreement, the Supply Agreement, the Intellectual Property Agreements, the Transition Services Agreement, each Lease Assignment, each Sublease and each Property License (each as hereinafter defined and, collectively, the "Collateral Agreements").
                                               ---------------------

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby, do hereby agree as follows:

1.   Definitions

     1.1  Defined Terms

     For the purposes of this Agreement, the following terms shall have the following meanings:

     "Accounts Receivable" means all accounts which meet the criteria set forth
      -------------------
on Schedule 1.1, except for (i) accounts receivable collected in the ordinary course of business consistent with past practice on or after the date hereof prior to the Closing Date and (ii) inter-company accounts receivable.

     "Affiliate" of any Person means any Person that controls, is controlled by,
      ---------
or is under common control with, such Person. As used herein, the term "control"
                                                                        -------
(including the terms "controlling", "controlled by" and "under common control
                      -----------    -------------       --------------------
with") means the possession, directly or indirectly, of the power to direct or
----
cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     "Assignment and Bill of Sale" means each agreement in substantially the
      ---------------------------
form set forth as Exhibit A.
                  ---------

     "Assumed Leases" means the Leases, including Seller's interest therein, to
      --------------
be assumed by the Buyer pursuant to a Lease Assignment and identified on
Schedule 3.7(a)(iii).
--------------------

     "Assumed Liabilities" means the liabilities and obligations of Seller and
      -------------------
the Subsidiaries assumed by Buyer pursuant to the Assumption Agreements and
Section 2.4.

     "Assumption Agreement" means each agreement in substantially the form set
      --------------------
forth as Exhibit B.
         ---------

     "Benefit Plan" means each Pension Plan, Welfare Plan and employment, bonus,
      ------------
pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement (whether written or unwritten), in each case, maintained or contributed to, or required to be maintained or contributed to, by Seller or any of the Subsidiaries for the benefit of any present or former directors, officers or employees of Seller or any of the Subsidiaries.

     "Business Day" means a day that is not a Saturday, a Sunday or a statutory
      ------------
or civic holiday in the State of New York.

     "Business Employees" means the employees of Seller or the Subsidiaries who
      ------------------
are employed in the Business, to render services primarily in connection with the Business and identified on Schedule 3.9(a) or hired in accordance with
                               ---------------
Section 5.2(i) and included on a notice to Buyer in accordance with Section 5.5(a).

     "Business Records" means all books, records, ledgers and files or other
      ----------------
similar information, whether in hard copy or computer format, used primarily in the operation or conduct of the Business, including price lists, customer lists, vendor lists, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, records of operation, standard forms of documents, manuals of operations or business procedures, research materials, marketing studies and product testing reports required by any national, federal, state, provincial or local court, administrative body or other Governmental Body of any country.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and
      ------
Liability Act of 1980, 42 U.S.C. (S)(S) 9601 et seq., as amended.
                                             -- ---

     "Closing" means the closing of the transactions contemplated under this
      -------
Agreement.

     "Closing Date" means the date of the Closing as determined pursuant to
      ------------
Section 7.3.

     "COBRA" means Consolidated Omnibus Budget Reconciliation Act of 1985.
      -----

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Confidentiality Agreement" means the Non-Disclosure Agreement between
      -------------------------
Seller and Buyer dated August 31, 2001.

     "Contracts" means all Third-Party contracts, agreements, leases (provided
      ---------                                                       --------
that a lease covering Leased Equipment shall not be considered a Contract for purposes of Section 2.1 unless Buyer has agreed to assume such lease pursuant to
Section 5.6(b)), subleases, supply contracts, purchase orders, sales orders and instruments, whether written or oral, used or held for use primarily in the operation or conduct of the Business, to which Seller or a Subsidiary is a party or by which any Purchased Asset may be bound or affected, including any such instrument (i) for the lease of machinery, equipment, furniture or office equipment, (ii) for the provision by a Third Party of goods or services to the Business, (iii) for the sale by the Business of goods or the performance by the Business of services or (iv) for the sale and distribution of products of the Business, but the term "Contracts" shall exclude the Excluded Contracts.
                        ---------

     "Counsel for Buyer" means Davis Polk & Wardwell, New York, New York.
      -----------------

     "Counsel for Seller" means Sidley Austin Brown & Wood, New York, New York.
      ------------------

     "Credit Agreement" means the Five-Year Amended and Restated Revolving
      ----------------
Credit Facility Agreement, dated as of February 26, 1998, as amended and restated (the "Credit Agreement"), among Seller, the Lenders thereunder, Salomon Smith Barney Inc., as Syndication Agent, and the Administrative Agent for the Lenders.

     "Dollars" means legal tender of the United States of America.
      -------

     "Encumbrance" means any lien, claim, charge, security interest, mortgage,
      -----------
pledge, easement, conditional sale or other title retention agreement, covenant or other similar restriction or Third-Party right affecting the Purchased Assets, other than Permitted Encumbrances.

     "Environmental Law" means any Law (including, without limitation, common
      -----------------
law) Governmental Permit, treaty or agreement with any Person that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including under CERCLA or any other similar Law, in each case, as in effect on or prior to the Closing Date or, with respect to representations and warranties made on the date hereof and as of the Closing, on or prior to the date hereof and on or prior to the Closing Date.

     "Environmental Liability" means any liability arising in connection with or
      -----------------------
in any way relating to the Seller (or any predecessor of Seller or any prior owner of all or part of its business and assets), any property now or previously owned, leased or operated by such Seller, the Business (as currently or previously conducted), the Purchased Assets or any activities or operations occurring or conducted at the Premises (including, without limitation, offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to any Environmental Law and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date (including, without limitation, any matter disclosed or required to be disclosed in Schedules to Article 3 hereto).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "E.U. Acquired Rights Directive" means the Council Directive of 12 March
      ------------------------------
2001 on the approximation of the laws of the Member States relating to the safeguarding of employees' rights in the event of the transfer of undertakings, businesses or parts of undertakings or businesses.

     "Excluded Assets" means the rights, properties and assets of the Business
      ---------------
excluded from the Purchased Assets pursuant to Section 2.2.

     "Excluded Contracts" means any contracts, agreements, leases, subleases,
      ------------------
supply contracts, purchase orders, sales orders or other instruments (i) identified in Schedule 2.2(f), (ii) under which performance by Seller or an
              ---------------
Affiliate of Seller and any counterparty thereto has been completed and for which there is no remaining warranty, maintenance, indemnity or support obligation or (iii) that constitutes a General Purchase Agreement.

     "Excluded Taxes" means any liability, obligation or commitment, whether or
      --------------
not accrued, assessed or currently due and payable, (i) for any Taxes relating to the Purchased Assets for any Pre-Closing Tax Period, except as provided in
Section 2.9, and (ii) for Taxes of Seller or any other corporation which has been affiliated with Seller.

     "Final Determination" means (a) in respect of U.S. Federal income taxes, a
      -------------------
"determination" as defined in Section 1313(a) of the Code or the execution of an IRS Form 870-AD, and (b) in respect of Taxes other than U.S. Federal income taxes, any final determination of liability in respect of a Tax that under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for filing of claims for refunds, amended returns or appeals from adverse determinations).

     "Fixtures and Supplies" means all furniture, furnishings and other tangible
      ---------------------
personal property owned by Seller or a Subsidiary and used or held for use primarily in the operation or conduct of the Business, including desks, tables, chairs, file cabinets and other storage devices and office supplies.

     "GAAP" means United States generally accepted accounting principles.
      ----

     "General Purchase Agreements" means Third-Party supply contracts or other
      ---------------------------
agreements between Seller or an Affiliate of Seller and a Third Party pursuant to which Seller or such Affiliate of Seller purchases products or services from such Third Party for any of Seller's or such Affiliate's businesses other than solely for the Business.

     "Governmental Body" means any legislative, executive or judicial unit of
      -----------------
any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

     "Governmental Permits" means all governmental permits and licenses,
      --------------------
certificates of inspection, approvals or other authorizations issued to Seller or a Subsidiary with respect to the Business and necessary for the operation or conduct of the Business as currently conducted under applicable Laws.

     "Guarantee Agreement" means the Guarantee and Collateral Agreement, dated
      -------------------
as of February 22, 2001, made by Lucent and certain affiliates in favor of JPMorgan/The Chase Manhattan Bank, as Collateral Agent for the Secured Parties (as named therein).

     "Hazardous Substance" means (i) any hazardous, toxic or dangerous waste,
      -------------------
substance or material defined as such pursuant to any Law, (ii) asbestos or polychlorinated biphenyls, petroleum or other hydro-carbons and (iii) any other chemical, material or substance, exposure to which is regulated by any Governmental Body pursuant to any Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Intellectual Property Agreements" means the agreements in substantially
      --------------------------------
the form set forth as Exhibits D-1 through D-4.
                      ------------------------

     "IRS" means the Internal Revenue Service.
      ---

     "Law" means any national, federal, state, provincial or local law, statute,
      ---
ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

     "Lease" means the lease for any of the Leased Premises.
      -----

     "Lease Assignment" means each assignment agreement with respect to a Lease
      ----------------
in substantially the form set forth as Exhibit F.
                                       ---------

     "Leased Equipment" means the computers, servers, machinery and equipment
      ----------------
and other similar items leased and used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the Business, but excluding any such items primarily related to Excluded Assets or Excluded Liabilities.

     "Leased Premises" means all real property, including buildings, fixtures
      ---------------
and improvements thereon, that is leased by Seller or a Subsidiary from Third Parties and used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the Business, which real property is identified on
Schedule 3.7(a).
---------------

     "Licenses" means all licenses, agreements and other arrangements under
      --------
which Seller or a Subsidiary has the right to use any Proprietary Information of a Third Party to the extent used or held for use primarily in the operation or conduct of the Business, including those identified on Schedule 2.1(h)(i).
                                                       ------------------

     "Nonassignable Licenses" means those licenses, agreements or other
      ----------------------
arrangements of Seller or any of its Affiliates with respect to any Proprietary Information of any Third Party to the extent not used or held for use primarily in the operation of the Business, including those identified on Schedule
                                                                --------
2.1(h)(ii).
----------

     "Permitted Encumbrances" means any (i) liens for Taxes, assessments and
      ----------------------
other governmental charges or of landlords, liens of carriers, warehouseman, mechanics and material men incurred in the ordinary course of business, in each case, for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (ii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, (iii) licenses granted by Seller or an Affiliate in connection with sales of products in the ordinary course of business and (iv) any Encumbrance or minor imperfection in title and minor encroachments, if any, not material in amount that, individually or in the aggregate, do not materially interfere with the conduct of the Business or with the use of the Purchased Assets and do not materially affect the value of the Purchased Assets.

     "Person" means any individual, corporation, partnership, firm, association,
      ------
joint venture, joint stock company, trust, unincorporated organization or other entity, or any governmental body.

     "Premises" means the Leased Premises and the Transferred Leasehold
      --------
Premises.

     "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending
      ----------------------
on or before the Closing Date.

     "Principal Equipment" means the computers, servers, machinery and equipment
      -------------------
and other similar items used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the Business, including the items set forth on
Schedule 3.5(a), but not the Leased Equipment.  Principal Equipment includes all
---------------
outstanding right, title and interest in and to the warranties received from the manufacturers and distributors of such items and to any related claims, credits, rights of recovery and setoff with respect to such items, but only to the extent such rights are assignable.

     "Property License" means a license to use a premises which is a Leased
      ----------------
Premises substantially in the form of Exhibit H hereto.
                                      ---------

     "Proprietary Information" means all information (whether or not protectable
      -----------------------
by patent, copyright, mask works or trade secret rights) not generally known to the public (except for patents), including works of authorship, inventions, discoveries, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how, trademarks, trade names, service marks, emblems, logos, insignia and related marks and registrations, specifications, technical manuals and data, libraries, blueprints, drawings, proprietary processes, product information and development work-in-process.

     "Seller Material Adverse Effect" means any change, effect, event,
      ------------------------------
occurrence or state of facts that is materially adverse to the business, assets, financial condition or results of operations of the Business, taken as a whole, other than any change, effect, occurrence or state of facts (i) relating to the United States or foreign economies or securities markets in general, (ii) relating to the billing and customer care industry in general and not specifically relating to the Business, (iii) resulting from the public announcement of the transactions contemplated by this Agreement or (iv) resulting from compliance by Seller or any Affiliate with any request of Buyer.

     "Sublease" means each sublease with respect to a Lease in substantially the
      --------
form set forth as Exhibit G.
                  ---------

     "Supply Agreement" means the Software License and Services Master Agreement
      ----------------
between Seller and Buyer, in substantially the form set forth as Exhibit C.
                                                                 ---------

     "Taxes" means (i) all taxes of any kind, and all charges, fees, customs,
      -----
levies, duties, imposts, required deposits or other assessments, including all federal, state, local or foreign net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, windfall profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Body under applicable Law or foreign law and
(ii) any liability for the payment of any amounts of the type described in the preceding sentence as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

     "Tax Return" means any return, report or similar statement required to be
      ----------
filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "Third Party" means any Person not an Affiliate of the other referenced
      -----------
Person or Persons.

     "Transferred Leasehold Premises" means the parcels of real property subject
      ------------------------------
or to be subject to an Assumed Lease, Sublease or Property License.

     "Transition Services Agreement" means the agreement in substantially the
      -----------------------------
form set forth as Exhibit F.
                  ---------

     "Transitional Leases" means the Leases, including Seller's interest
      -------------------
therein, in respect of which the Transitional Leasehold Interests shall be transferred to Buyer.

     "Transitional Leasehold Interests" means the leasehold interests to be
      --------------------------------
transferred to Buyer by Seller or a Subsidiary pursuant to a Sublease or Property License for those parcels of real property that are leased by Seller or such Subsidiary and are identified on Schedule 3.7(a)(i).
                                      ------------------

     "Unassignable Contract" has the meaning ascribed to such term in the Supply
      ---------------------
Agreements.

     "Welfare Plan" means each "employee welfare benefit plan" (within the
      ------------
meaning of Section 3(1) of ERISA).

     1.2  Additional Defined Terms

     For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below:

     Term                                                  Section
     ----                                                  -------

     "Accrued Days"................................ Section 5.5(b)
      ------------
     "Agreement"......................................... Preamble
      ---------
     "Asset Acquisition Statement".................... Section 5.4
      ---------------------------
     "Assigned Intellectual Property"................ Section 3.13
      ------------------------------
     "Assumed Employee Liabilities"................ Section 5.5(g)
      ----------------------------
     "Assumed Pension Obligation".............. Section 5.5(f)(ii)
      --------------------------
     "Business"......................................... Recital A
      --------
     "Business Intellectual Property"............. Section 3.13(b)
      ------------------------------
     "Buyer"............................................. Preamble
      -----
     "Buyer COBRA Obligation"...................... Section 5.5(d)
      ----------------------
     "Buyer International Assignee Cost"........... Section 5.5(b)
      ---------------------------------
     "Buyer Material Adverse Effect".................. Section 4.1
      -----------------------------
     "Collateral Agreements"............................ Recital D
      ---------------------
     "Commitment Letters"............................. Section 4.5
      ------------------
     "Estimated Purchase Price".................... Section 2.3(b)
      ------------------------
     "Excluded Leased Equipment"................... Section 5.5(b)
      -------------------------
     "Excluded Liabilities"........................... Section 2.5
      --------------------
     "Existing Inventory".......................... Section 5.9(a)
      ------------------
     "Financial Statements"....................... Section 3.12(a)
      --------------------
     "Financing"...................................... Section 4.5
      ---------
     "Financing Entities"............................. Section 4.5
      -------------------

     "Indemnified Party"........................... Section 9.2(a)
      -----------------
     "Indemnifying Party".......................... Section 9.3(a)
      ------------------
     "Intellectual Property"...................... Section 3.13(a)
      ---------------------
     "June 30, 2001 Net Asset Statement"....... Section 3.12(a)(i)
      ---------------------------------
     "Legally Required"....................... Section 5.5(g)(iii)
      ----------------
     "Licensed Intellectual Property"............. Section 3.13(a)
      ------------------------------
     "Losses"...................................... Section 9.2(a)
      ------
     "Lucent"............................................ Preamble
      ------
     "Marked Assets"............................... Section 5.9(a)
      -------------
     "Material Contracts"............................ Section 3.10
      ------------------
     "Negative Amount"............................. Section 2.3(b)
      ---------------
     "Net Assets (Liabilities) Statement"......... Section 3.12(a)
      ----------------------------------
     "Nonassignable Assets"........................ Section 2.6(b)
      --------------------
     "Non-U.S. Plans"........................... Section 5.5(g)(i)
      --------------
     "Parallel Structures"......................... Section 2.9(a)
      -------------------
     "Pension Plan"................................ Section 3.9(b)
      ------------
     "Pro Rata Annual Bonuses"..................... Section 5.5(c)
      -----------------------
     "Positive Amount"............................. Section 2.3(b)
      ---------------
     "Purchase Price"................................. Section 2.3
      --------------
     "Purchased Assets"............................... Section 2.1
      ----------------
     "Purchased Leased Equipment".................. Section 5.6(b)
      --------------------------
     "Relocation and Tuition Benefits"............. Section 5.5(b)
      -------------------------------
     "Required Amount"............................. Section 4.5(b)
      ---------------
     "Required Consents"........................... Section 3.4(b)
      -----------------
     "Retention Bonus Liability"................... Section 5.5(b)
      -------------------------
     "Seller"............................................ Preamble
      ------
     "Seller COBRA Obligation"..................... Section 5.5(d)
      -----------------------
     "Seller International Assignee Cost".......... Section 5.5(b)
      ----------------------------------
     "Seller Name"................................. Section 5.9(a)
      -----------
     "Seller Non-U.S. Plan"....................... Schedule 5.5(f)
      --------------------
     "Subsidiary"..................................... Section 3.2
      ----------
     "Third-Party Claim"........................... Section 9.3(a)
      -----------------
     "Transfer Taxes"................................. Section 2.9
      --------------
     "Transferred Employees"....................... Section 5.5(a)
      ---------------------
     "Transition Date"............................. Section 5.5(a)
      ---------------

     1.3  Other Definitional and Interpretive Matters

     Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

     Calculation of Time Period.  When calculating the period of time before
     --------------------------
which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

     Gender and Number.  Any reference in this Agreement to gender shall include
     -----------------
all genders, and words imparting the singular number only shall include the plural and vice versa.

     Headings.  The provision of a Table of Contents, the division of this
     --------
Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     Herein.  The words such as "herein," "hereinafter," "hereof," and
     ------                      ------    -----------    ------
"hereunder" refer to this Agreement as a whole and not merely to a subdivision
 ---------
in which such words appear unless the context otherwise requires.

     Including.  The word "including" or any variation thereof means "including,
     ---------             ---------                                  ----------
without limitation" and shall not be construed to limit any general statement
------------------
that it follows to the specific or similar items or matters immediately following it.

     Schedules and Exhibits.  The Schedules and Exhibits attached to this
     ----------------------
Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by Seller on any one Schedule shall be deemed disclosed for purposes of all other Schedules if reasonably apparent that such matter is relevant.

     Reasonable Commercial Efforts.  The obligation of a party to use reasonable
     -----------------------------
commercial efforts to accomplish an objective means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any unreasonable expenditure of funds or incurrence of liability on the part of the obligated party (in each case, in the context of the expenditure to be made or liability to be incurred); provided, however, that the foregoing shall not limit
                           --------  -------
Seller's obligations under Section 5.2, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

2.   Purchase and Sale of the Business

     2.1  Purchase and Sale of Assets

     Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall, and shall cause one or more of the Subsidiaries to, sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller or the applicable Subsidiary, free and clear of any Encumbrances, other than Permitted Encumbrances, all right, title and interest in, to and under the Purchased Assets as the same shall exist on the Closing

Date. For purposes of this Agreement, the term "Purchased Assets" means all
                                                ----------------
assets, properties and rights used or held for use by Seller or any of its Subsidiaries primarily in the operation or conduct of the Business, whether tangible or intangible, real, personal or mixed, including the assets, properties and rights set forth or described in paragraphs (a) through (j) below (except, in each case, for the Excluded Assets), whether or not any such assets, properties or rights have any value for accounting purposes or are carried or reflected on or specifically referred to in the Financial Statements of the
Business:

     (a)  the Assumed Leases;

     (b)  the Transitional Leasehold Interests;

     (c)  the Accounts Receivable;

     (d)  the Principal Equipment and the Purchased Leased Equipment, if any;

     (e)  the Fixtures and Supplies;

     (f)  the Assigned Intellectual Property;

     (g)  the Contracts;

     (h)  the Licenses;

     (i)  the Business Records;

     (j)  subject to the rights set forth on Schedule 2.1(j), the name "Kenan
                                             ---------------
Systems"; and

     (k) all rights, claims or causes of action of Seller or any Subsidiary against Third Parties relating to the Purchased Assets, including rights under manufacturer's and vendor's warranties.

     2.2  Excluded Assets

     Anything in Section 2.1 to the contrary notwithstanding, the Purchased Assets shall not include, and neither Seller nor any of the Subsidiaries is selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing, acquiring or accepting from Seller or any of the Subsidiaries, any of the rights, properties or assets set forth or described in paragraphs (a) through (j) below (the rights, properties and assets expressly excluded by this
Section 2.2 being referred to herein as the "Excluded Assets"):
                                             ---------------

     (a) any cash, cash equivalents, bank deposits or similar cash items, lines of credit, banking facilities, employee receivables of Seller or any Affiliate of Seller, inter-company accounts receivable, or any accounts of Seller or any Subsidiary not meeting the criteria set forth on Schedule 1.1 or collected in
                                                 ------------
the ordinary course consistent with past practice prior to the Closing Date;

     (b) any Proprietary Information of Seller or any Affiliate of Seller, other than the Assigned Intellectual Property;

     (c) any (i) personnel and medical records pertaining to any Business Employee which Seller determines, in its exercise of reasonable business judgment, are confidential; (ii) other books and records that Seller or any Affiliate of Seller is required by Law to retain or that Seller is prohibited by law from transferring; provided, that Buyer shall have the right to make copies
                       --------
of any portions of such retained books and records that directly relate to the Business or any of the Purchased Assets; and (iii) any information management system of Seller or any Affiliate of Seller, other than those used or held for use primarily in the operation or conduct of the Business and contained within computer hardware included as a Purchased Asset pursuant to Section 2.1(c);

     (d) any claim, right or interest of Seller or any Affiliate of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Pre-Closing Tax Period;

     (e) subject to Section 5.9, all "Lucent Technologies"-marked sales and marketing or packaging materials, samples, prototypes, other similar Lucent-identified sales and marketing or packaging materials;

     (f)  the Excluded Contracts and the Nonassignable Licenses;

     (g)  any insurance policies or rights of proceeds thereof;

     (h)  the Excluded Leased Equipment, if any, pursuant to Section 5.6(b);

     (i) except as specifically provided in Section 5.5, all the assets of the Benefit Plans; and

     (j) all other assets, properties, interests and rights of Seller or any Affiliate of Seller not used or held for use primarily in the operation or conduct of the Business.

     2.3  Purchase Price; Purchase Price Adjustment

     (a) In consideration of the sale, transfer, assignment, conveyance and delivery by Seller and the Subsidiaries of the Purchased Assets to Buyer, and in addition to assuming the Assumed Liabilities, Buyer shall pay to Seller an aggregate amount equal to Three Hundred Million Dollars ($300,000,000) (subject to the adjustment in Sections 2.3(b) and 2.3(c), the "Purchase Price").
                                                      --------------

     (b) Not later than five Business Days prior to the Closing Date, Seller shall deliver to Buyer its good faith estimate of the Purchase Price as it will be adjusted pursuant to Section 2.3(c) (the "Estimated Purchase Price") and on
                                             ------------------------
the Closing Date Buyer shall pay to Seller the Estimated Purchase Price in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two Business Days prior to Closing. If the Estimated Purchase Price exceeds $300,000,000 the amount of such excess is referred to as the "Positive Amount", and if $300,000,000 exceeds the Estimated Purchase Price the amount of such excess is referred to as the "Negative Amount."

     (c)  Purchase Price Adjustment.
          -------------------------

          (i) As promptly as practicable, but in any event not later than 60 days after the Closing Date, Seller shall cause to be prepared and delivered to Buyer a statement of net assets to be sold of the Business as of the Closing Date (the "Closing Date Net Assets Statement") accompanied by a report by
           ---------------------------------
PricewaterhouseCoopers LLP. The Closing Date Net Assets Statement shall (x) fairly present the position of the Business on the Closing Date, (y) include the items consistent with those used in the preparation of the Financial Statements, and (z) be prepared in accordance with GAAP, using the same accounting principles, methods, policies and practices as were used in preparing the Financial Statements. The fees and expenses of PricewaterhouseCoopers LLP and outside consultants in connection with the Closing Date Net Assets Statement shall be shared equally by Seller and Buyer.

          (ii) Buyer shall make available to Seller and its representatives (at no cost to Seller) such books, records and employees of Buyer as may be necessary for Seller's preparation of the Closing Date Net Assets Statement.

          (iii) Seller shall make available to Buyer and its representatives (at no cost to Buyer) the work papers, schedules, memoranda and other documents and information prepared or reviewed by Seller in connection with the preparation of the Closing Date Net Assets Statement and the personnel of Seller and PricewaterhouseCoopers LLP who prepared or reviewed the Closing Date Net Assets Statement as may be necessary for Buyer's review of the Closing Date Net Assets Statement.

          (iv) Within 30 Business Days after the delivery to Buyer of the Closing Date Net Assets Statement, Buyer shall notify Seller of any objections to the Closing Date Net Assets Statement or the amount shown as "Net assets to be sold" (the "Net Asset Amount") thereon, specifying in reasonable detail any
               ----------------
such objections. If Buyer fails to notify Seller of any objections within such period, Buyer shall be deemed to have agreed to the Net Asset Amount. If Buyer has no objections or if Seller and Buyer resolve all such objections, the Net Asset Amount on the Closing Date Net Assets Statement (with any such changes as may be agreed) shall be final and binding. If Seller and Buyer are unable to resolve Buyer's objections within 10 days from Buyer's objection shall be submitted for resolution to Ernst & Young LLP (the "Auditor"). If Ernst & Young
                                                    -------
LLP refuses to act, or withdraws, as Auditor, then, within five Business Days of the withdrawal of the Auditor, Buyer and Seller shall jointly agree upon and designate an impartial certified public accounting firm of national standing as successor Auditor (or, if Seller and Buyer are unable to reach agreement as to a successor, to the certified public accounting firm of national standing selected by the American Arbitration Association to whom Seller and Buyer agree to submit such selection), which firm will thereafter be the Auditor. Seller and Buyer shall use reasonable efforts to cause the report of the Auditor to be rendered within 15 Business Days of its appointment, and the Auditor's determination as to the appropriateness and extent of changes (if any) to the Net Asset Amount shall be final and binding.

          (v) If the Net Asset Amount as finally determined pursuant to Section 2.3(b)(iv) is less than an amount equal to $86,547,000 less the Negative Amount or plus the Positive Amount, as applicable, Seller shall deliver to Buyer, within two Business Days after the final determination of the Net Asset Amount, the amount of such deficit, by wire-transferring such amount together with interest from and including the Closing Date to but excluding the date of payment at the prime rate of Morgan Guaranty Trust Company to the account designated by Buyer in writing to Seller. If the Net Asset Amount to be sold as finally determined pursuant to Section 2.3(b)(iv) is greater than an amount equal to $86,547,000 less the Negative Amount or plus the Positive Amount, as applicable, Buyer shall deliver to Seller, within two Business Days after the final determination of the Net Asset Amount, the amount of such surplus, by wire-transferring such amount together with interest from and including the Closing Date to But excluding the date of payment at the prime rate from time-to-time of Morgan Guaranty Trust Company to the account designated by Seller in writing to Buyer.

          (vi) The fees and expenses of the Auditor shall be shared equally by Seller and Buyer.

     2.4  Assumed Liabilities

     On the Closing Date, Buyer shall execute and deliver to Seller one or more Assumption Agreements and one or more Lease Assignments or Subleases pursuant to which Buyer shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the liabilities and obligations of Seller or a Subsidiary pursuant to and under the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" means only the liabilities and obligations set
          -------------------
forth or described in paragraphs (a) through (d) below, whether or not any such obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in the Financial Statements of the Business:

     (a) the liabilities and obligations arising on or after the Closing Date under the Assumed Leases and the transferred Licenses and Contracts and those liabilities and obligations which arose prior to or on the Closing Date relating to "Deferred Revenue" shown on the Net Assets (Liabilities) Statement and those arising after the date thereof prior to the Closing Date which would be classified as such;

     (b) with respect to the Business, any warranty liabilities arising from sales of software or products in the ordinary course of business;

     (c)  all Assumed Employee Liabilities; and

     (d) all other obligations and liabilities with respect to the Business or the Purchased Assets, known or unknown, absolute or contingent, arising on or after the Closing Date, even if such obligations or liabilities arise from acts, omissions circumstances or state of events before the Closing Date whether or not identified in this Agreement or the Schedules, except for the Excluded Employee Liabilities.

     2.5  Excluded Liabilities

     Buyer shall not assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any of Affiliate of Seller or any of their respective predecessors, whether direct or indirect, known or unknown, absolute or contingent, other than Assumed Liabilities and shall not assume any Excluded Liabilities. For purposes of this Agreement, the term "Excluded Liabilities" means all liabilities or obligations other than
      --------------------
Assumed Liabilities, including those set forth or described in paragraphs (a) and (d) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in the Financial Statements of the Business:

     (a)  any Excluded Taxes;

     (b)  any Environmental Liability;

     (c)  any liability or obligations relating to an Excluded Asset; and

     (d)  all Excluded Employee Liabilities

     2.6 Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties

     (a) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, at each such Person's cost and expense, as may be necessary or appropriate fully to assure Buyer and its respective successors or assigns, all the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer under this Agreement and the Collateral Agreements and fully to assure Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer under this Agreement and the Collateral Agreements, and otherwise to make effective the transactions contemplated hereby and thereby (including (i) transferring back to Seller or the applicable Subsidiary any asset or liability not contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which asset or liability was transferred to Buyer at the Closing and (ii) transferring to Buyer any asset or liability contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was not transferred to Buyer at the Closing).

     (b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Unassignable Contract, Assumed Lease, Transitional Leasehold Interest, License, Nonassignable License, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party or would constitute a breach or other contravention of such Purchased Asset or in any way adversely affect the rights of Buyer or Seller thereunder in the event of an assignment ("Nonassignable Assets") unless
                                                  --------------------
and until such consent shall have
been obtained. Seller shall, and shall cause its Affiliates to, use reasonable commercial efforts to cooperate with Buyer at its request in endeavoring to obtain such consents promptly; provided, that such cooperation shall not require
                               --------
Seller or any of its Affiliates to remain secondarily liable or to make any payment to obtain any such consent with respect to any Nonassignable Asset.

     (c) Buyer and Seller shall use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate (which shall not require a payment to the Person from whom novation is sought) all obligations under any and all Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such liabilities and obligations. To the extent permitted by applicable Law, if consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Buyer and the covenants and obligations thereunder shall be performed by Buyer in Seller's or such Affiliate's name and all benefits and obligations existing thereunder shall be for Buyer's account. Seller shall take or cause to be taken at Buyer's expense such actions in its name or otherwise as Buyer may reasonably request, including subcontracting, sub-licensing or subleasing to Buyer, so as to provide Buyer with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Buyer any consideration received by it in respect of all Nonassignable Assets.

     (d) As of and from the Closing, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

     (e) Anything in this Agreement to the contrary notwithstanding, unless and until any consent or approval with respect to any Nonassignable Asset has been obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated liability shall not constitute an Assumed Liability for any purpose under this Agreement, and, so long as Seller is able to provide Buyer with all material economic benefits of such Nonassignable Asset, the failure of any such consent or approval to be obtained or the failure of any such Nonassignable Asset to constitute a Purchased Asset or any circumstances resulting therefrom shall not, individually or in the aggregate, constitute a Seller Material Adverse Effect or a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement or a failure of any condition under this Agreement.

     2.7  No Licenses

     Unless expressly set forth in the Intellectual Property Agreements, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to any Proprietary

Information of Seller or any Affiliate of Seller, either directly or indirectly, by implication, by estoppel or otherwise.

     2.8  Bulk Sales Law

     Buyer hereby waives compliance by Seller and each of the Subsidiaries with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, that may otherwise be applicable with respect to the sale of any or all the Purchased Assets to Buyer.

     2.9  Taxes

     (a) Buyer and Seller shall share equally all applicable Taxes and all recording and filing fees that may be imposed, assessed or payable by reason of the operation or as a result of this Agreement, including the sales, transfers, leases, rentals, licenses and assignments contemplated hereby, except for Seller's or any Subsidiary's net income and capital gains taxes or franchise or other taxes based on Seller's or any Subsidiary's net income ("Transfer Taxes");
                                                               --------------
provided, however, that if Buyer acquires the Purchased Assets in a manner such
--------  -------
that following the Closing the Purchased Assets are not held by Buyer and its affiliates through entities in the same jurisdictions as the entities through which the Purchased Assets are currently held by Seller and the Subsidiaries (a "Parallel Structure"), then Buyer shall be liable for any Transfer Taxes to the extent that such Taxes exceed the amount of Transfer Taxes that would have been imposed, assessed or payable had Buyer acquired the Purchased Assets in a Parallel Structure.

     (b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Buyer based
 -----------------------
on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). Seller
                                               -----------------------
shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

     (c) Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. Upon the payment of any Transfer Tax, the paying party shall be entitled to reimbursement from the non-paying party in accordance with Section 2.9(a). With respect to Apportioned Obligations, 10 days prior to the Closing Date, Seller shall provide Buyer with a statement showing its calculation of an estimated amount of all Apportioned Obligations (based upon actual tax bills or assessments or, if not available, tax bills for the prior comparable period) and an apportionment of such estimated amount in accordance with Section 2.9(b). Buyer will have the right to review Seller's statement. If within 5 days after receipt of Seller's statement, Buyer notifies Seller in writing that it objects to the statement, Buyer and Seller agree to resolve any dispute as promptly as possible so that the final estimate of all Apportioned Obligations will be agreed no later than two days prior to the Closing Date. At the Closing, Buyer shall pay Seller the excess, if any, of (i) the Apportioned Obligations actually paid by Seller as of the Closing Date over (ii) the estimated amount of the Apportioned Obligations apportioned to Seller, or, Seller shall pay to Buyer the excess, if any, of (i) the estimated amount of the Apportioned Obligations apportioned to Seller over (ii) the Apportioned Obligations actually paid by Seller as of the Closing Date. If the actual amount of any Apportioned Obligation paid to a Taxing Authority differs from the estimated amount of such tax, then the paying party shall notify the non-paying party and, within 10 days after receipt of such notice, Seller shall pay Buyer or Buyer shall pay Seller, as the case may be, the difference between the payments made in respect of the estimated Apportioned Obligations and the payment that would have been made at Closing if the estimated amount had been based upon the actual amount of Apportioned Obligations.

3.   Representations and Warranties of Seller

     Seller represents and warrants to Buyer that as of the date hereof and as of the Closing:

     3.1  Organization and Qualification

     Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate the Purchased Assets owned, leased or operated by it and to carry on its portion of the Business as currently conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction, including the jurisdictions listed on Schedule
                                                                     --------
3.1 in which the Business has material property or operations, where the
---
ownership or operation of the Purchased Assets or the operation or conduct of the Business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, together with the failure of one or more Subsidiaries, would not reasonably be expected to have a Seller Material Adverse Effect.

     3.2  Subsidiaries

     Schedule 3.2 sets forth a list of each Affiliate of Seller that is engaged
     ------------
in the operation or conduct of the Business or that has a right, title or interest in, to or under any asset which is a Purchased Asset or has an obligation which is an Assumed Liability, together with its jurisdiction of organization and the equity ownership thereof by Seller (collectively, the "Subsidiaries"). Each Subsidiary (i) is duly organized and validly existing
 ------------
under the Laws of its jurisdiction of organization and (ii) has all requisite corporate or similar power and authority to own, lease and operate the Purchased Assets owned, leased or operated by it and to carry on its portion of the Business as currently conducted.

     3.3  Authorization; Binding Effect

     (a) (i) Seller has all requisite corporate power and authority to execute, perform and deliver this Agreement and the Collateral Agreements to which it will be a party and to effect and consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party have been duly authorized by all requisite corporate action.

          (ii) Each Subsidiary that has a right, title or interest in, to or under any asset which is a Purchased Asset or has any obligation which is an Assumed Liability has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect and consummate the transactions contemplated thereby, and the execution, delivery and performance of the Collateral Agreements to which it will be a party have been duly authorized by all requisite corporate action.

     (b) This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements to which Seller and each Subsidiary will be a party, when duly executed and delivered by Seller or such Subsidiary will be, valid and legally binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

     3.4  Non-Contravention; Consents

     (a) Assuming that all Required Consents have been obtained, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller or any Subsidiary that will be a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Seller's or the applicable Subsidiary's charter, by-laws or similar organizational documents,
(ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any right or obligation or a loss of any benefit to which Seller or a Subsidiary is entitled under, or give rise to a right by any party to terminate, cancel, rescind or amend any right or obligation under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Seller or the applicable Subsidiary is a party or by which the Seller or any Subsidiary or any Purchased Asset is bound, (iii) violate any order, judgment, decree, rule or regulation of any court or any other Governmental Body having jurisdiction over Seller, a Subsidiary or the Purchased Assets or (iv) result in the imposition of any Encumbrances on any Purchased Asset other than, in the case of clauses (ii) and (iii), any such violation, breach, defaults, acceleration or cancellation of obligations or rights that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any Person is required to be obtained, made or taken in connection with the execution and delivery of this Agreement or the Collateral Agreements by Seller or any Subsidiary that will be a party thereto or for the consummation of the transactions contemplated hereby or thereby by Seller or such Subsidiary, except for (i) any filings required to be made under the HSR Act and under any foreign antitrust Laws, (ii) consents or approvals of Third Parties, (iii) the items set forth in Schedule 3.4(b) (items
                                                         ---------------
(i), (ii) and (iii) being referred to herein as the "Required Consents") and
                                                     -----------------
(iv) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

     3.5  Title to Property; Principal Equipment; Sufficiency of Assets

     (a)  Schedule 3.5(a) lists all personal property used or held for use
          ---------------
primarily in the Business which is included as "Property and Equipment" in the June 30, 2001 Net Asset Statement.

     (b) Seller or a Subsidiary has good and valid title to, or a valid and binding leasehold interest or license in, all real and personal tangible Purchased Assets free and clear of any Encumbrance other than Permitted Encumbrances, except as set forth in Schedule 3.5(b).
                                     ---------------

     (c)  Except as set forth on Schedule 3.5(c), each material item of
                                 ---------------
Principal Equipment is in good operating condition, in light of its age, for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

     (d) Except for (i) the assets that will be used in connection with providing services under the Transition Services Agreement, (ii) the items set forth in Sections 2.2(a), 2.2(b) with respect to Proprietary Information of Seller or any Affiliate of Seller which is not significant to the Business, 2.2(c), 2.2(d), 2.2(e), 2.2(g), 2.2(h) and 2.2(i) and (iii) the assets and services listed on Schedule 3.5(d), the Purchased Assets and the Business
                   ---------------
Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) include all assets, personnel and rights that are used or held for use by Seller and the Subsidiaries primarily in the operation or conduct of the Business, and are sufficient in all material respects for the conduct of the Business immediately following the Closing in substantially the same manner as currently conducted.

     (e)  None of the Purchased Assets is an equity interest in any entity.

     3.6  Permits, Licenses

     There are no material Governmental Permits necessary for or used by Seller or any Subsidiary to operate or conduct the Business as currently operated or conducted.

     3.7  Real Estate

     (a)  Schedule 3.7(a) contains a complete and accurate list, as of the date
          ---------------
hereof, of the Leased Premises, which list identifies the parcels of real property in respect of which the Assumed Leases and the Transitional Leasehold Interests are to be transferred to Buyer by Seller or a Subsidiary pursuant to a Lease Assignment, Sublease or Property License which will have the principal terms set forth in the Lease Assignment, the Sublease or Property License for each such Leased Premises. Buyer has been provided with a complete and correct copy of each Assumed Lease. Each Assumed Lease and each Transitional Lease is in full force and effect and neither Seller nor any Subsidiary has violated and, to Seller's knowledge, the landlord has not waived any of the material terms or conditions of any Assumed Lease or Transitional Lease and all the material covenants to be performed by the Seller or a Subsidiary and, to Seller's knowledge, the landlord under each Assumed Lease and Transitional Lease have been performed in all material respects. Each of the Transferred Leasehold Premises is in good operating condition for its current use and operation in the Business. Seller or a Subsidiary has good and valid leasehold interest in each of the Transferred Leasehold Premises.

     (b)  Schedule 3.7(b) sets forth a complete and accurate list of all real
          ---------------
property, owned by Seller or a Subsidiary and utilized in the operation of the Business which the Business is to vacate at Closing.

     3.8  Compliance With Laws; Litigation

     (a) Seller and each such Subsidiary is in compliance with all applicable Laws (including Environmental Laws) and all decrees, orders, judgments, permits and licenses of or from Governmental Bodies, with respect to the Business conducted by it and the Subsidiaries, except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

     (b)  Except as set forth on Schedule 3.8(b), there is no action, suit,
                                 ---------------
proceeding or governmental investigation pending or, to Seller's knowledge, threatened against Seller or any of the Subsidiaries or otherwise affecting any Purchased Asset or the Business that, individually or in the aggregate, could be reasonably expected to have a Seller Material Adverse Effect or which, as of the date hereof, challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

     3.9  Business Employees

     (a)  Schedule 3.9(a) contains a complete and accurate list of all the
          ---------------
individuals who, as of the date specified, render services as employees of Seller or its Affiliates primarily in connection with the Business, showing for each the name, length of service, position held, functional job category, job location, annual base salary, commission eligibility, short-term incentive plan target and work status (i.e., actively at work, disabled or on approved leave, stating the duration of such leave).

     (b)  Except as set forth in Schedule 3.9(b)(i), with respect to all
                                 ------------------
Business Employees, neither Seller nor any Subsidiary currently maintains, contributes to or has any liability under any Benefit Plan. With respect to each of the Benefit Plans identified on Schedule 3.9(b)(i), except as noted on
                                   ------------------
Schedule 3.9(b)(i), Seller has made available to the Buyer true and complete
------------------
copies of the most recent summary plan or other written description thereof. Each Benefit Plan listed on Schedule 3.9(b)(i) has been operated in material
                            ------------------
compliance with its terms and all applicable Laws, including ERISA to the extent applicable. Schedule 3.9(b)(ii) sets forth the amount of the liability with
            -------------------
respect to accrued days off, relocation costs, tuition benefits and retention bonuses arising from the transactions contemplated herein, in each case as of the date hereof. Each Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and is intended to
                                              ------------
be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to

"TRA" (as defined in Section 1 of Rev. Proc. 93-39), and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Seller will not transfer to Buyer any obligations for retiree health and life benefits under any Benefit Plan. No Business Employee participates in a Benefit Plan which is a "multiemployer plan" (as defined in
Section 3(37) of ERISA). Except as set forth on Schedule 3.9(b)(iii) or as
                                                -------------------
otherwise disclosed to Buyer in writing as of the date hereof, no current or former director, officer, employee or independent contractor of Seller or any Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced benefits (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby. No amount that could be received (whether in cash, property or vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any officer, director, employee or independent contractor of Seller or any Subsidiary, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any compensation agreement that will be assumed by the Buyer, would be characterized as an "excess parachute payment" (as defined in Section 280G of the Code). The transactions contemplated by this Agreement are not transactions described in
Section 4069 or 4212(c) of ERISA.

     (c) With respect to the Business, there is not currently pending or existing and, to Seller's knowledge, there is not threatened, (i) any strike, slowdown, picketing or work stoppage, (ii) any application for certification of a collective bargaining agent or (iii) union organizing activity with respect to any employees of the Business. Except as set forth on Schedule 3.9(c), none of
                                                      ---------------
Business Employees is covered by any union, collective bargaining or other similar labor agreement.

     3.10 Contracts

     Schedule 3.10(i) contains a complete and accurate list of all existing
     ----------------
Contracts (other than purchase orders, work orders or similar instruments).
Each Contract which will require over the remaining full term thereof payments by or to Seller or a Subsidiary of more than $250,000 (a "Material Contract"),
                                                          -----------------
Assumed Lease or License is valid, binding and enforceable against Seller or the applicable Subsidiary and, to Seller's knowledge, the other parties thereto in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 3.10(ii), neither Seller nor any Subsidiary has received any notice
   -----------------
that it is in default under or in breach of or is otherwise delinquent in performance under any Material Contract and, to Seller's knowledge, each of the other parties thereto has performed all obligations required to be performed by such party under, and is not in default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect. True and correct copies (redacted as to the name of the other party or parties thereto other than Seller or a Subsidiary if required by confidentiality provisions thereunder) of each such Material Contract, Assumed Lease and License have been provided to Buyer.

     3.11 Environmental Matters

     (a) There are no actions, suits or proceedings pending, or to the knowledge of the Company, threatened against the Seller or any Subsidiary, with respect to the Business, which assert any claim or seek any remedial action in connection with any Environmental Laws, except for those which, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect;

     (b) Except for those matters that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect, none of the Premises included in the Purchased Assets is subject to any on-going investigation by, order from or agreement with any Person relating to (i) any Environmental Law or (ii) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

     (c) To the knowledge of Seller, neither Seller nor any Subsidiary is, with respect to the Business, subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of, or liability under, any Environmental Law that would reasonably be expected to have a Seller Material Adverse Effect;

     (d) To the knowledge of Seller, neither Seller nor any Subsidiary has received, with respect the Business, any written notice to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance, except for any such notices relating to matters that, individually or in the aggregate, would not reasonably be expected to have a Seller Material Adverse Effect.

     (e) The transactions contemplated by this Agreement are not subject to the requirements of any state environmental transfer statutes.

     3.12 Financial Statements; Absence of Changes

     (a)  Schedule 3.12 contains true and complete copies of the following
          -------------
financial statements of the Business (the "Financial Statements"):
                                           --------------------

          (i) audited statements of net assets to be sold as of September 30, 2000 and June 30, 2001, in each case, with a report by PricewaterhouseCoopers LLP (and, in the case of the latter, the "June 30, 2001 Net Assets Statement");
                                          ----------------------------------

          (ii) audited statements of net revenue, cost of revenue and direct operating expenses for the years ended September 30, 1999 and 2000 and nine-months ended June 30, 2001, in each case, with a report by PricewaterhouseCoopers LLP.

     (b) The Financial Statements were prepared in accordance with GAAP. The Financial Statements were prepared on the basis of the books and records of the Business (in each case, as of the date of such Financial Statements) and present fairly, in all material respects, the financial position of the Business as of the dates thereof and the results of its operations and cash flows for each of the periods then ended in conformity with GAAP.

     (c) Since June 30, 2001, Seller and the Subsidiaries have conducted and operated the Business in the ordinary course (except in connection with the sale of the Business, as otherwise permitted by Section 5.2 (but only with respect to the period after the date hereof) or pursuant to any request of Buyer) and, since such date, there has not been:

          (i) any effect, occurrence, development or state of circumstances or facts (including any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset) which, individually or in the aggregate, has had or would be reasonably expected to have a Seller Material Adverse Effect,

          (ii) any (x) employment, change in control, transaction or sale bonus, deferred compensation, severance, retirement, consulting, managerial services or other similar agreement entered into with any current or former director, officer, employee or independent contractor of the Business (or any amendment to any such existing agreement), (y) grant of any severance or termination pay to any current or former director, officer, employee or independent contractor of the Business or (z) change in compensation or other benefits payable to any current or former director, officer, employee or independent contractor of the Business, other than the inclusion of any such individual under the standard terms of a Benefit Plan covering employees of the Business generally or merit or cost-of-living increases in base salary, in each case in the ordinary course of business consistent with past practice, or

          (iii) any labor dispute involving employees of the Business, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, which employees were not subject to a collective bargaining agreement at the date of the Financial Statements, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to employees of the Business.

     3.13 Intellectual Property

     (a) Seller or one of the Subsidiaries owns all of the copyrights, know-how, service marks, trademarks, trade secrets, patents and other intellectual property rights that it is assigning to Buyer pursuant to the Intellectual Property Agreements (collectively, the "Assigned Intellectual Property").
                                        ------------------------------
Seller or one of the Subsidiaries has a valid right to grant the licenses to all of the copyrights, know-how, service marks, trademarks, trade secrets, patents and other intellectual property rights that it licensing to Buyer pursuant to the Intellectual Property Agreements (collectively, the "Licensed Intellectual
                                                         ---------------------
Property").
---------

     (b)  Except as set forth in Schedule 3.13(b):
                                 ----------------

          (i) In connection with the operation of the Business, to Seller's knowledge, none of Seller and any Affiliate of Seller has infringed, misappropriated or otherwise violated any intellectual property rights or other proprietary rights of any third person. There is no suit, or proceeding pending against, or, to the knowledge of management Business Employees and Seller's Intellectual Property Law Department, no suit or proceeding threatened against or written claim affecting, the Business (i) based upon, or challenging or seeking to deny or restrict, the rights of Seller or any Affiliate of Seller in any of the Assigned Intellectual Property or the

Licensed Intellectual Property (collectively, the "Business Intellectual
                                                   ---------------------
Property"), (ii) alleging that the use of the Business Intellectual Property or
--------
any services provided, processes used, or products manufactured, used, imported, offered for sale or sold with respect to the Business do or may conflict with, misappropriate, infringe or otherwise violate any intellectual property rights or other proprietary rights of any third party, or (iii) alleging that Seller or any Affiliate of Seller infringed, misappropriated, or otherwise violated any intellectual property rights or other proprietary rights of any third party in connection with the operation of the Business.

          (ii) To the knowledge of Seller, the Business Intellectual Property constitutes all the intellectual property rights or other proprietary rights owned by or licensed to Seller or an Affiliate of Seller (other than those listed in Schedule 2.1(h)(ii) Nonassignable Licenses) for use in the Business.
          -------------------
To the knowledge of Seller, there exist no restrictions (other than those listed in Schedule 2.1(h)(ii) Nonassignable Licenses) on the disclosure, use, license
   -------------------
or transfer of the Business Intellectual Property (other than the restrictions imposed in the Intellectual Property Agreements). The consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Business Intellectual Property.

          (iii) None of the Assigned Intellectual Property material to the operation of the Business has been adjudged invalid or unenforceable in whole or part. To knowledge of management Business Employees and Seller's Intellectual Property Law Department, all such Assigned Intellectual Property is valid and enforceable.

          (iv) Seller or an Affiliate of Seller holds all right, title and interest in and to all Assigned Intellectual Property. Seller transfers clear title to the Assigned Intellectual Property and offers Licensed Intellectual Property free and clear of any encumbrance which would interfere with the license grant. To the knowledge of Seller, in each case where a patent, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Assigned Intellectual Property is held by assignment, the assignment has been duly recorded with the governmental authority from which the patent or registration issued or before which the application or application for registration is pending. To the knowledge of Seller, Seller or an Affiliate of Seller has taken reasonable actions to maintain and protect the Assigned Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use.

          (v) Seller or an Affiliate of Seller has taken reasonable steps to maintain the confidentiality of all confidential intellectual property rights or other proprietary rights. To knowledge of the management Business Employees and Seller's Intellectual Property Law Department, there has been no misappropriation of confidential intellectual property resulting in a material adverse effect on the operation of the Business. To knowledge of management Business Employees and Seller's Intellectual Property Law Department, reasonable effort has been made to ensure confidentiality provisions are in place for those having access to confidential intellectual property which is material to the Business. To knowledge of management Business Employees and Seller's Intellectual Property Law Department, there is no material infringement of the Assigned Intellectual Property by any third party, provided that the foregoing shall not be deemed to apply to the patent that Seller is assigning to Buyer pursuant to the Intellectual Property Agreement, the form of which is attached hereto as Exhibit D-1.
                   -----------

          (vi) Seller or an Affiliate of Seller has taken reasonable steps to preserve and maintain records relating to the Business Intellectual Property.

     3.14 Brokers

     Other than JP Morgan Securities, Inc., the fees and expenses of which will be paid by Seller, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller.

     3.15 Certain Tax Matters

     (a) No material Tax liens have been filed with respect to the Purchased Assets and no material claims are being asserted in writing with respect to the Purchased Assets.

     (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

     (c) All monies required to be withheld with respect to the Purchased Assets (including from employees for income Taxes and social security or other payroll taxes) have been collected or withheld, and either paid to the respective taxing authority or set aside in accounts for such purpose.

     (d) Seller has timely paid all material Taxes which will have been required to be paid on or prior to the date hereof, the non-payment of which would result in a lien on any Purchased Asset, would otherwise adversely affect the Business or would result in Buyer becoming liable or responsible thereon.

     3.16 Receivables

     Except as set forth in Schedule 3.16, all Accounts Receivable of the
                            -------------
Business (i) have arisen from bona fide transactions by the Seller or a Subsidiary in the ordinary course of its business and represent bona fide claims against debtors for sales and other charges and (ii) are not subject to discount except for normal cash and immaterial trade discounts.

     3.17 Customers and Suppliers

     None of the customers of the Business which individually accounted for more than 5% of the Business' gross revenues during the year ended September 30, 2000 has terminated or indicated in writing that it intends to terminate any agreement with the Business. No material supplier of the Business has indicated in writing that it will stop, or decrease the rate of supplying materials, products or services to the Business, except as set forth on Schedule 3.17.
                                                             -------------

     3.18 No Undisclosed Material Liabilities

     There are no liabilities of the Business of any kind whatsoever, whether accrued, contingent, absolute, determined determinable or otherwise, other than:

     (a) liabilities provided for in the June 30, 2001 Net Asset Statement or disclosed in the notes thereto;

     (b) liabilities arising in the ordinary course of business since June 30, 2001 until the Closing Date;

     (c)  liabilities disclosed on Schedule 3.18; and
                                   -------------

     (d) other undisclosed liabilities which, individually or in the aggregate, would not have a Seller Material Adverse Effect.

     3.19 No Other Representations or Warranties

     Except for the representations and warranties contained in this Section 3, none of Seller or any Affiliate of Seller makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller or any Affiliate of Seller, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the Business, notwithstanding the delivery or disclosure to Buyer or its representatives of any documentation or other information with respect to any one or more of the foregoing.

4.   Representations and Warranties of Buyer

     Buyer represents and warrants to Seller that as of the date hereof and as of the Closing:

     4.1  Organization and Qualification

     Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Buyer has all requisite corporate power and authority to carry on its business as currently conducted and to own or lease and operate its properties. Buyer is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement and the Collateral Agreements (a "Buyer Material Adverse
                                                 ----------------------
Effect").
------

     4.2  Authorization; Binding Effect

     (a) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements have been duly authorized by all requisite corporate action.

     (b) This Agreement has been duly executed and delivered by Buyer and this Agreement is, and the Collateral Agreements, when duly executed and delivered by Buyer, will be, valid and legally binding obligations of Buyer, enforceable against it in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

     4.3  No Violations

     (a) The execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of any provision of Buyer's charter or by-laws, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation or to a loss of any benefit to which Buyer is entitled under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Buyer is a party or by which it or its assets or properties are bound or (iii) violate any order, judgment, decree, rule or regulation of any court or any other Governmental Body having jurisdiction over Buyer or any of its properties, other than, in the case of clauses (ii) and (iii), any such violation, breach, default, acceleration or cancellation of obligations or rights that, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

     (b) No consent of, approval of, order or authorization of, or registration, declaration or filing with, or notice to, or other action by, any Person is required to be obtained, made or taken by Buyer in connection with the execution and delivery of this Agreement and the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby by Buyer, except for (i) any filings required to be made under the HSR Act and under foreign antitrust Laws and (ii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

     4.4  Brokers

     Other than Lehman Brothers Inc., the fees and expenses of which will be paid by Buyer, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or any Affiliate of Buyer.

     4.5  Sufficiency of Funds

     Buyer has provided Seller with a true and correct copy of the commitment letters (the "Commitment Letters") it has received from BNP Paribas, Lehman
              ------------------
Commercial Paper Inc. and Lehman Brothers Inc. (the "Financing Entities"), to
                                                     ------------------
provide financing for the transactions hereunder (the "Financing").  The
                                                       ---------
aggregate proceeds of the Financing together with Buyer's other available funds are in an amount sufficient to consummate the transactions contemplated hereby, including, without limitation, to pay the aggregate Purchase Price and related fees and expenses (such amounts, the "Required Amounts"). As of the date
                                      ----------------
hereof, none of the Commitment Letters relating to the Financing referred to above has been withdrawn and Buyer does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in the Commitment Letters not being satisfied or that it will not have the Required Amounts on the Closing Date.

5.   Certain Covenants

     5.1  Access and Information

     (a) Seller shall, and shall cause its Affiliates to, give to Buyer and its officers, employees, accountants, counsel, financial advisors, and other representatives, during Seller's or the applicable Affiliate's normal business hours throughout the period prior to the Closing, access as reasonably requested to all of Seller's or the applicable Affiliate's offices, books, contracts, commitments, reports of examination and records (excluding personnel and medical records) primarily relating to the Business or the Purchased Assets (but excluding the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation). Seller shall, and shall cause its Affiliates to, assist and cooperate with Buyer Access Parties in making such investigation and shall cause its employees, counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to Buyer Access Parties for such purposes and shall furnish to Buyer Access Parties such financial and operating data and other information relating to the Business as such Persons may reasonably request. Seller agrees to provide the Financing Entities with such financial and operating data (including information to complete schedules for agreements providing for the Financing) as they may reasonably request. No investigation by Buyer Access Parties or other information received by Buyer Access Parties shall operate as a waiver of any representation or warranty made by Seller hereunder. Buyer agrees to promptly notify Seller of any facts or circumstances which may reasonably be expected to result in the Financing not being available on the Closing Date and to keep Seller reasonably informed of its activities with respect to the Financing.

     (b) Throughout the period prior to closing, Buyer shall promptly notify Seller and its counsel and financial advisors of any change in facts or circumstances that may reasonably be expected to result in any conditions set forth in any Commitment Letter not being satisfied or otherwise result in Seller not having the Required Amount on the Closing Date.

     (c) After the Closing Date, Seller and Buyer shall, and shall cause their respective Affiliates to, provide to each other and to their respective officers, employees, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Licenses, Contracts, books of account, financial records, including accountants work papers, and any other information relating to the Business existing as of the Closing Date or the Purchased Assets, and shall make their respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, the operations or activities relating to the Business or the Purchased Assets and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding, other than claims or allegations that one party to this Agreement has asserted against the other; or (iii) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(c) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein.

     (d) Buyer shall preserve all Business Records for at least seven (7) years after the Closing Date. After this seven-year period and at least ninety (90) days prior to the planned destruction of any Business Records, Buyer shall notify Seller in writing and shall make available to Seller for a period of 60 days, upon its request, such Business Records. Buyer further agrees that, to the extent Business Records are placed in storage, they will be indexed in such a manner as to make individual document retrieval possible in an expeditious manner.

     (e) Notwithstanding anything to the contrary in this Section 5.1, Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business and the Purchased Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyer and Seller shall retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least seven years following the Closing Date. At the end of such period, each party shall provide the other with at least ninety days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Business.

     5.2  Conduct of Business

     From and after the date of this Agreement and until the Closing Date, except as set forth on Schedule 5.2 or as Buyer shall otherwise consent to in
                       ------------
writing, Seller and each of the Subsidiaries, with respect to the Business:

     (a) will carry on the Business in the ordinary course consistent with past practice and use reasonable commercial efforts to preserve the Business, keep available the services of the Business Employees and preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors and third parties with whom the Business deals;

     (b) will not permit, other than in the ordinary course of business consistent with past practice or as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) to be sold or otherwise disposed of, licensed or subjected to any Encumbrance (other than a Permitted Encumbrance);

     (c) will not sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset except in the ordinary course of business consistent with past practice;

     (d) will not acquire any asset having a value of $250,000 or more that will be a Purchased Asset;

     (e) will not terminate, cancel or rescind, or materially extend or materially amend or modify any Material Contract except in the ordinary course of business consistent with past practice;

     (f) will not incur or assume any liabilities, obligations, other than in the ordinary course of business consistent with past practice or that will constitute Excluded Liabilities;

     (g)  will not incur or assume any indebtedness for borrowed money.

     (h) will not take or agree to take any action which would cause any representation or warranty of Seller in this Agreement to be or become untrue or inaccurate in any material respect or intentionally omit to take or agree to omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect;

     (i) will administer its employee vacation and paid time off policy, including year-to-year carryover allowances, in accordance with past practice with respect to Business Employees and will not (x) increase the rate of compensation or benefits for any current or former director, officer, employee or independent contractor of the Business or otherwise enter into or alter any employment, change in control, transaction or sale bonus, deferred compensation, severance, retirement, consulting or managerial services agreement with respect to any current or former director, officer, employee or independent contractor of the Business, except for normal merit or cost-of-living increases to non-executive employees, the hiring of new employees (each a "New Hire") to replace employees with a maximum of $100,000 in total annual target compensation, including base pay, bonuses and commissions and in each case in the ordinary course of business consistent with past practice, (y) establish, adopt, enter into or modify any collective bargaining agreement or compensation or benefit plan, in each case covering any current director, officer, employee or independent contractor of the Business, other than amendments that would not impose additional costs on Buyer or amendments to Benefit Plans required by Law; and

     (j) will not enter into any agreement or commitment or take or commit to take any action which would cause a violation of any of the foregoing, including any Tax election or settlement with respect to the Purchased Assets or will not take any action that will compromise any material, federal, state, local or foreign income Tax liability with respect to the Purchased Assets.

     5.3  Tax Reporting

     Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or any Subsidiary to any Business Employee in connection with the operation or conduct of the Business prior to or on the Closing Date and (ii) Buyer will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee in connection with the operation or conduct of the Business after the Closing Date.

     5.4  Allocation of Consideration

     (a)  Seller and Buyer recognize their mutual obligations pursuant to
Section 1060 of the Code to file timely IRS Form 8594 (the "Asset Acquisition
                                                            -----------------
Statement") with each of their respective federal income Tax Returns.
---------
Accordingly, Seller and Buyer shall, within the later of (i) 60 days after the Closing and (ii) 14 days after the Net Asset Amount is finally determined under
Section 2.3(c), each deliver to the other party a proposed statement, allocating the Purchase Price (plus Assumed Liabilities and any other consideration, to the extent required to be taken into account under Section 1060 of the Code) among the Purchased Assets and the covenants of Seller (including those set forth in the Collateral Agreements) and the statutory jurisdictions in which these assets reside.

     (b) Following the delivery of the proposed statements, the parties will use reasonable commercial efforts to agree on an allocation and an Asset Acquisition Statement. If, within 15 days after delivery of the proposed statements, Seller and Buyer are unable, in good faith, to reach such an agreement, Seller and Buyer will each use their respective proposed allocation statements. If, within 15 days after delivery of the proposed statements, Seller and Buyer shall have agreed on an allocation and an Asset Acquisition Statement, then Seller and Buyer shall file the Asset Acquisition Statement in the form so agreed and will act in accordance with the Asset Acquisition Statement in the preparation, filing and audit of any Tax Return.

     (c) If an adjustment is made with respect to the Purchase Price pursuant to Section 2.3(c), and such adjustment has not been taken into account previously, then the Asset Acquisition Statement shall be adjusted in accordance with Section 1060 of the Code. Buyer and Seller agree to file any additional information return required to be filed pursuant to Section 1060 of the Code.

     5.5  Business Employees

     (a) Between the date hereof and the Closing, Seller shall promptly notify Buyer in writing of (i) any offer of employment to any New Hire in accordance with Section 5.2(h), indicating for each, the name, start date, position, functional job category, job location, base salary, commission eligibility and short-term incentive plan target and (ii) the termination of the employment or commencement of any disability or leave of absence of any Business Employee, indicating, where relevant, the term of any such approved leave of absence. As of the applicable Transition Date, Buyer shall make offers of employment to each Business Employee who is, as of such Transition Date, actively at work with Seller or is absent due to vacation, holiday, illness, leave of absence, short-term disability or other approved leave of absence (including under the Family and Medical Leave Act or workers' compensation) and who presents himself or herself to return to work within the greater of 180 days (or such longer time as may be required by a collective bargaining agreement) after such Transition Date or the duration of the approved leave of absence, but excluding any Business Employees on long-term disability. The applicable "Transition Date" for each
                                                   ---------------
Business Employee shall be (i) with respect to Business Employees employed within the U.S. or the U.K. as of the Closing Date, the date following the Closing Date and (ii) with respect to Business Employees employed in any country other than the U.S. or U.K. as of the Closing Date, the date that Buyer has established a legal and staff structure for the hiring of such Business Employees in such country, but in no event later than the date 180 days following the Closing Date, unless otherwise provided under the final terms of the Transition Services Agreement. Seller shall not terminate, and shall cause its Affiliates not to terminate, the employment of any Business Employee with Seller or its Affiliates after the Closing Date and prior to the applicable Transition Date for such Business Employee without the prior written consent of Buyer and shall make such Business Employees available to provide services to Buyer following the Closing Date in accordance with the terms and conditions agreed under the Transition Services Agreement. As of the date immediately following the applicable Transition Date for a Business Employee, Seller and its Affiliates shall cease to employ such Business Employee as an employee or independent contractor. Seller and Buyer intend that the transactions contemplated by this Agreement shall not constitute an event entitling any Business Employee to severance benefits. Business Employees who accept Buyer's offer of employment, as of the effective date of their employment with Buyer, are referred to as "Transferred Employees". Employment with Buyer of Transferred
                    ---------------------
Employees shall be effective as of the applicable Transition Date, provided that the employment of Business Employees receiving short-term disability benefits or on approved leave of absence on the applicable Transition Date will become effective as of the date they present themselves for work with Buyer if such date is within the greater of 180 days (or such longer time as may be required by a collective bargaining agreement) after the applicable Transition Date or the duration of the approved leave of absence; provided, further, that Buyer's
                                               --------
obligation to employ any such Business Employee receiving short-term disability benefits, or on approved leave of absence on the applicable Transition Date shall be subject to the availability of a comparable position at such time, subject to applicable Law, and if no such comparable position is available, such Business Employee shall receive severance benefits from Buyer in accordance with the broad-based severance policy of Buyer applicable to Buyer's employee (and Buyer shall assume all liabilities relating to its failure to employ any such Business Employee in the same position or a comparable position upon such employee's ability to return to work in accordance with applicable
Law).

     (b) During the period commencing as of a Transferred Employee's employment with Buyer and ending as of the first anniversary of the Closing, Buyer shall provide to such Transferred Employee (i) in the case of a U.S. Transferred Employee, an annualized salary equal to 105% of the annualized base salary provided to such Transferred Employee by Seller immediately prior to Closing, and in the case of a non-U.S. Transferred Employee, an annualized salary equal to the annualized base salary provided to such Transferred Employee by Seller immediately prior to Closing, (ii) a bonus opportunity at least as favorable as the bonus opportunity provided by Seller immediately prior to the Closing and
(iii) the benefits provided to similarly situated employees of Buyer. With respect to the Transferred Employees, each employee medical, dental, vision care and prescription drug plan, program, policy and arrangement of Buyer shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under any similar plan of Seller or its Affiliates) and any proof of insurability and shall recognize for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the calendar year in which the Closing occurs, any payment made towards deductibles, co-pays and out-of-pocket maximums for such calendar year under any similar plan of Seller or its Affiliates. Seller agrees to transfer the cafeteria plan accounts and experience of Transferred Employees to substantially equivalent plans that exist or will be established by Buyer. Seller and Buyer agree to determine the terms and conditions of such transfer. All service by a Transferred Employee with Seller, including service with predecessor employers that was recognized by Seller and its Affiliates shall be recognized by Buyer for purposes of vacation entitlement and participation and vesting under the benefits of Buyer, including any defined benefit or defined contribution pension plans, welfare benefit plans and severance plans of Buyer. Buyer will continue to provide relocation assistance to those Transferred Employees receiving it as of the Closing Date and tuition assistance to those Transferred Employees who are receiving such benefits as of the Closing Date for the academic session then in effect (the "Relocation and
                                                               --------------
Tuition Benefits"). With respect to Transferred Employees who are on
----------------
international assignment as of the Closing Date, Buyer will provide the benefits provided under Seller's international assignee program as in effect as of Closing, including repatriation upon completion of assignment, completion bonuses, Tax equalization and Tax Return preparation, the costs of which shall be allocated between Buyer and Seller based on the portion of the international assignment occurring before the Closing Date (which shall be the "Seller
                                                                  ------
International Assignee Costs") and on or after the Closing Date , which shall be
----------------------------
the "Buyer International Assignee Costs"). Buyer shall assume all liabilities
     ----------------------------------
and obligations of Seller or any Subsidiary with respect to and honor the vacation, personal days and floating holidays accrued but unused by each Transferred Employee as of the Closing and shall be solely liable for such accruals (the "Accrued Days"). Buyer shall assume and honor all liabilities and
               ------------
obligations of Seller under the retention bonus arrangement with the Transferred Employees described in Schedule 3.9(b)(ii) and shall be solely liable for such bonuses (the "Retention Bonus Liability").
              -------------------------

     (c) Seller shall make and be responsible for the payment of all accrued but unpaid incentive compensation of each Transferred Employee for all periods prior to the Closing Date (the "Pro Rata Annual Bonuses").
                                -----------------------

     (d) Seller shall be responsible for and shall defend, indemnify and hold harmless Buyer for any failure to provide health continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code (i) due to qualifying events with respect to each Business Employee who does not accept employment with Buyer and (ii) due to qualifying events with respect to each Transferred Employee which occur on or before the Closing Date, or, with respect to any Transferred Employee who does not commence employment with Buyer as of the date immediately following the Closing Date as a result of short term disability or leave of absence, due to qualifying events which occur before commencement of such Transferred Employee's employment with Buyer (the "Seller
                                                                        ------
COBRA Obligation"). Buyer shall be responsible for and shall defend, indemnify
----------------
and hold harmless Seller for any failure to provide health continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events with respect to each Transferred Employee which occur after the commencement of such Transferred Employee's employment with Buyer (the "Buyer COBRA Obligation"). Seller shall be responsible for providing any
 ----------------------
applicable COBRA notices to any Business Employee in respect of events occurring prior to such Business Employee's commencement of employment with Buyer.

     (e) Seller hereby acknowledges that for FICA and FUTA Tax purposes, Buyer qualifies as a successor employer with respect to the Transferred Employees. In connection with the foregoing, at Buyer's option, Seller agrees to follow the "Alternative Procedures" set forth in Section 5 of Revenue Procedure 96-60. Buyer shall notify Seller of its intention to follow the "Alternative Procedures" on or immediately after the Closing Date. If the "Alternative Procedures" are followed, Seller and Buyer understand that Buyer shall assume Seller's entire obligation to furnish a Form W-2, Wage and Tax Statement to the Transferred Employees notwithstanding Section 5.3. In addition to all records relating to the Transferred Employees that Seller shall deliver to Buyer as of the Closing Date or as otherwise required by this Agreement, Seller shall timely provide Buyer with any and all other information (and in such format and media) as it shall reasonably request to properly comply with the requirements in the preceding sentence, which in no event shall be more than 10 Business Days from the date of a written request for such information.

     (f) (i) Where applicable Law of any non-U.S. jurisdiction provides for the transfer of employment of the Business Employees upon a sale of the Business,
(x) Buyer or its subsidiaries shall assume and honor all terms and conditions of employment in respect of such Business Employees to the extent required to accomplish such transfer of employment and (y) Buyer and Seller agree to take such actions as are reasonably practicable (including the assumption, if necessary, of potential or actual liabilities relating to the employment of such Business Employees) such that the employment of such Business Employees will transfer to the Buyer and its subsidiaries as a matter of Law on the applicable Transition Date. Where the applicable Law of any non-U.S. jurisdiction do not provide for the transfer of employment of the Business Employees upon the sale of the Business, Buyer shall offer to employ such Business Employees as of the applicable Transition Date at the same salary and wages payable by Seller and the Subsidiaries to such Business Employees immediately prior to the Closing Date and on terms and conditions of employment which replicate those provided by Seller and the Subsidiaries immediately prior to the Closing Date as and to the extent required by applicable Law (including the E.U. Acquired Rights Directive) or as a result of negotiation with applicable works councils. All offers of employment made by Buyer and its subsidiaries shall be sufficient to avoid statutory severance obligations, other than where such severance is automatic, in which event such severance shall be borne by Seller. Buyer shall bear all expenses of any compensation resulting from negotiations with works councils and agreed to by Buyer for which Seller is not specifically liable under this Agreement. Nothing herein shall be construed as a representation or guarantee by Seller that Business Employees will accept Buyer's or its subsidiaries' offer of employment or will continue in employment following the Closing Date. Buyer and Seller agree to comply with all applicable local Laws and collective agreements pertaining to the subject matter of this Agreement.

          (ii) To the extent Legally Required: (A) liabilities under the Seller Non-U.S. Plan set forth on Schedule 5.5(f) to or relating to Transferred
                                  ---------------
Employees (the "Assumed Pension Obligation") shall be assumed by the appropriate
                --------------------------
non-U.S. plan of Buyer or an Affiliate of Buyer; and (B) a portion of any assets of the Seller Non-U.S. Plan shall be transferred to the appropriate non-U.S. plan of Buyer or an Affiliate of Buyer in accordance with this Section 5.5(f)(ii). If the Seller Non-U.S. Plan specifies a transfer basis, that basis shall be used to compute the asset transfer amount. Otherwise, the asset transfer amount shall be the amount for each Transferred Employee that has been individually funded/insured for that employee if funding/insuring is performed on an individual-by-individual basis. If neither of the two immediately preceding sentences apply, the asset transfer amount for each Transferred Employee shall be the accumulated benefit obligation multiplied by the present benefit obligation funded percentage, both determined on the basis of the actuarial methods and assumptions used by Seller for purposes of Seller's financial disclosure under FAS 87 and FAS 106 for such plans as of September 30, 2001. Where required, the parties hereto will use reasonable efforts to obtain any necessary consents to such transfer of assets and liabilities.

          (iii)  For purposes of this Section 5.5(g), "Legally Required" means
                                                       ----------------
required under the laws of the country, the labor union, works council or collective bargaining agreement, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individual employees and/or plan trustees, foundation boards and members and any other organizations having a recognized right to determine or affect benefits and/or funding of a plan.

     (g) Except as explicitly provided in the Transition Services Agreement, Buyer shall be solely responsible for, and shall indemnify and hold Seller harmless from (in accordance with Section 9.2) (A) the Relocation and Tuition Benefits, Buyer International Assignee Cost, Accrued Days, Retention Bonus Liability, Buyer COBRA Obligation and Assumed Pension Obligation and (B) all compensation and benefit obligations and liabilities relating to any Transferred Employee (and his or her dependents or beneficiaries) earned, accrued or incurred after the date such Transferred Employee commences employment with Buyer and all obligations and liabilities relating to workers compensation claims and Employment Law Claims to the extent arising from events or conditions first coming into existence after the date such Transferred Employee commences employment with Buyer (the "Assumed Employee
                            ----------------

Liabilities"). Except as explicitly provided in the Transition Services
-----------
Agreement, Seller shall retain and be solely responsible for, and shall indemnify and hold Buyer harmless from (in accordance with Section 9.2) (X) all employment-related obligations and liabilities relating to each Business Employee (and his or her dependents or beneficiaries) with respect to whom Buyer has fulfilled its obligations, if any, under this Section 5.5 to offer or
                                                  -----------
transfer employment, but who does not become a Transferred Employee as described above and (Y) all compensation and benefit obligations and liabilities relating to any Transferred Employee (and his or her dependents or beneficiaries) earned, accrued or incurred prior to the date such Transferred Employee commences employment with Buyer and all obligations and liabilities relating to workers compensation claims and Employment Law Claims to the extent arising from events or conditions existing prior to the date such Transferred Employee commences employment with Buyer, including the Seller COBRA Obligations, Seller International Assignee Cost and the Pro Rata Annual Bonuses, but excluding the Assumed Employee Liabilities (the "Excluded Employee Liabilities"). For purposes
                                   -----------------------------
of this Section 5.5 the term "Employment Law Claims" includes all claims,
        -----------           ---------------------
charges, complaints, proceedings, investigations and audits relating to terms and conditions of employment, hiring, firing, promotion, supervision, occupational safety and health, workplace, wages and hours, employment practices or treatment of employees. The term "employment-related obligations and liabilities" includes all obligations and liabilities relating to or arising in connection with an employee's employment with the Business, including, without limitation, obligations and liabilities relating to compensation, benefits, workers compensation and any Employment Law Claims.

     5.6  Collateral Agreements; Leased Equipment

     (a) Prior to the Closing Date, Seller and Buyer shall negotiate in good faith the term, the rent and the incomplete terms of the form of Subleases and Property Licenses, the schedules for the services to be attached to the Transition Services Agreement and the Supply Agreement; such services to include the services described in Schedule 5.6(a). On or prior to the Closing Date,
                          ---------------
Buyer shall execute and deliver to Seller, and Seller or the applicable Subsidiary shall execute and deliver to Buyer the Collateral Agreements.

     (b) Prior to the Closing Date, Seller shall provide Buyer with the costs and other terms applicable to the Leased Equipment and Buyer shall decide whether such Leased Equipment will (i) transfer to Buyer as of the Closing Date by Buyer assuming the leases for such equipment, in which case such lease agreement shall be deemed a Contract hereunder, (ii) be acquired by Buyer as of the Closing Date by Buyer paying for the costs of purchasing such equipment to the applicable Third Party pursuant to the leases (as set forth on Schedule
                                                                   --------
5.6(b) as of the Closing, the "Purchased Leased Equipment") or (iii) remain the
------                         --------------------------
property of the Seller or a Subsidiary as of the Closing Date (the "Excluded
                                                                    --------
Leased Equipment").
----------------

     5.7  Reasonable Commercial Efforts; Supplements and Amendments

     (a) Each of the parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this

Agreement, including using reasonable commercial efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including, without limitation, filings under the HSR Act and the providing of information and material in the event of a second request under the HSR Act) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Body; provided
                                                                    --------
that Buyer shall not be required to divest itself of any material portion of its business or of the Business to obtain such consent, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (vi) Buyer obtaining the Financing (provided, however, that with
                                                  --------  -------
respect to the foregoing, Seller shall be obligated only to provide access and information pursuant to Section 5.1).

     (b) From time to time prior to the Closing, in order to make the information contained in any Schedule timely, complete and accurate, Seller or Buyer may amend or supplement any Schedule but any such amendment or supplement will not cure any breach of a representation or warranty made by the Seller as of the date of this Agreement or be deemed to apply to any representation or warranty to be made as of Closing Date nor have any effect for purposes of determining whether the condition set forth in Section 8.2(a) has been satisfied.

     5.8  Contacts with Suppliers, Employees and Customers

     Prior to the Closing, Buyer shall not contact any Business Employees (other than senior management of the Business) in connection with or pertaining to any subject matter of this Agreement except in conjunction with Seller or as permitted by Seller and Seller agrees to work with Buyer in preparing a joint communication to the Business Employees. In addition, prior to Closing, (a) Buyer may contact any customer that is predominately a customer of the Business; provided that Buyer shall reasonably concurrently advise Seller of any such
--------
contact and (b) Buyer will not contact (i) any customer or supplier of the Business who is a party to an Excluded Contract or an Unassignable Contract or
(ii) without the prior written consent of the Seller which consent will not be unreasonably withheld, any customer or supplier of the Business who has a significant business relationship with Seller (separate and apart from the Business) and is listed on Schedule 5.8.
                           ------------

     5.9  Sale by Buyer of Inventory Marked With Seller's Name

     (a)  Buyer and Seller agree as follows:

          (i) as soon as reasonably practicable but in any event no longer than two months after the Closing Date, Buyer shall remove "Lucent", "Lucent Technologies", "Bell Labs", the Lucent Innovation Ring logo and any other similar mark (the "Seller Name") and any
                   -----------
other emblem, mark, insignia, trademark, design or logo previously or currently used by Seller or any of its Affiliates that is not part of the Assigned Intellectual Property being transferred to Buyer from all buildings, offices and signs of the Business;

          (ii) immediately after the Closing Date, Buyer shall use reasonable commercial efforts to cease using the Seller Name and any other emblem, mark, insignia, trademark, design or logo previously or currently used by Seller or any of its Affiliates that is not part of the Assigned Intellectual Property in all invoices, letterhead, advertising and promotional materials, office forms and business cards;

          (iii) as soon as reasonably practicable but in any event no longer than three months after the Closing Date, Buyer shall cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates that is not part of the Assigned Intellectual Property in external electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise (all such materials, together with buildings, offices and signs of the Business described in clause (i) above, "Marked Assets");
                                -------------

          (iv) Buyer shall not be obligated to change the Seller Name of goods in the hands of dealers, distributors, representatives, agents and customers at the time of the expiration of a time period set forth in Section 5.8(i) and
(iii) above provided such goods have been shipped or distributed in the ordinary course of business consistent with past practice.

          (v) Buyer shall have the right to use the Seller Name in advertising that was placed by Seller or any Subsidiary prior to Closing.

          (vi) Seller hereby grants to Buyer a limited right to use Seller's Name and associated trademarks, designs and logos with regard to the Marked Assets during the periods specified in clauses (i) and (iii) above.

    (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Lucent or an Affiliate of Lucent after the Closing Date.

    5.10  Non-Solicitation of Employees

    (a) None of Seller, any of its representatives or any of its Affiliates will at any time prior to 18 months from the Closing Date, directly or indirectly, solicit the employment of any Business Employee without Buyer's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Persons employed by Buyer or any successor. This restriction shall not apply to any Transferred Employee whose employment with the Buyer or its successor is involuntarily terminated by Buyer or its successor after the Closing. Solicitation of employment shall be deemed to occur if the Persons who perform such solicitation (except as permitted herein) are Persons employed by Seller or any Subsidiary or division of Seller in the human resources area or are management level employees of Seller or a Subsidiary or division of Seller who have hiring responsibility or authority.

     (b) None of Buyer, any of its representatives or any of its Affiliates will at any time prior to 18 months from the Closing Date, directly or indirectly, solicit the employment, without Seller's prior written consent, of any employee of Seller who is employed in the Integrated Network Solutions or Bell Laboratories group of Seller. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Persons employed by Seller. This restriction shall not apply to any employee whose employment with Seller or its successor is involuntarily terminated by Seller or its successor after the Closing. Solicitation of employment shall be deemed to occur if the Persons who perform such solicitation (except as permitted herein) are Persons employed by Buyer or any Subsidiary or division of Buyer in the human resources area or are management level employees of Buyer or any subsidiary or division of Buyer who have hiring responsibility or authority.

     5.11  Non-Competition

     (a) Seller agrees that, as part of the consideration for the payment of the Purchase Price, until the 30 months anniversary of the Closing Date, neither Seller nor any Subsidiary will, directly or indirectly, engage in any business or have any ownership interest in a business that develops, markets, sells, implements or supports software products in the billing and customer care business and service areas, including, but not limited to, ordering, billing, billing mediation and revenue assurance, except that Seller may (i) use, develop, sublicense and install related functionality in Lucent products and provide consulting services with respect thereto as long as the related functionality does not directly compete with the products of the Business sold to Buyer hereunder, (ii) perform its obligations or exercise its rights under and pursuant to the Supply Agreement or with respect to any Unassignable Contract as to which the Supply Agreement has been terminated to meet its obligations under such Unassignable Contract, and/or (iii) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person the business of which is not in competition with the Business. In addition, for these purposes, ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 15% of any class of such securities shall not be considered to be competition with the Business. For purposes of clause (iii) of the first sentence of this Section 5.11(a), a Person shall not be considered to be competing with the Business if such Person derives less than 25% of its revenues from products that compete with the Business.

     (b) If the restriction contained in Section 5.11(a) shall have been breached or violated during any time or times in which it applies, the 30-month time period (and any extension thereof) shall be extended by such number of days during which the restriction shall have been breached or violated.

     (c) If any provision contained in this Section 5.11 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions covenants contained herein is held to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe sand interpret or reform this Section to provide for a covenant having the maximum enforceable time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

     (d) Seller acknowledges that the restrictions set forth in Section 5.11(a) constitute a material inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of said obligation could result in irreparable harm and continuing damage to Buyer for which there may be no adequate remedy at law and further agrees that in the event of any breach of such obligation, Buyer may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

     5.12  Additional Financial Statements.

     (a) Seller, at Buyer's expense for the costs of Pricewaterhouse Coopers LLP and its outside consultants, shall prepare and deliver to Buyer as soon as practicable but not later than in the case of subclauses (i) and (ii) January 14, 2002, and in the case of subclauses (iii) and (iv) February 15, 2002 (i) an audited statement of net assets to be sold as of September 30, 2001 (with comparables as of September 30, 2000), with a report by PricewaterhouseCoopers LLP; (ii) an audited statement of net revenue, cost of revenue and direct operating expenses for the years ended September 30, 2001 (with comparables for the year ended September 30, 2000), with a report by PricewaterhouseCoopers LLP; and (iii) an unaudited statement of net assets to be sold as of December 31, 2001 (with comparables as of December 31, 2000) reviewed by PricewaterhouseCoopers LLP pursuant to SAS #71; (iv) an unaudited statement of net revenue, cost of revenue and direct operating expenses for the calendar quarter ended December 31, 2001 (with comparables for the calendar quarter ended December 31, 2000) reviewed by PricewaterhouseCoopers LLP pursuant to SAS #71. Seller will make its representatives and representatives of PricewaterhouseCoopers LLP and its outside consultants available to answer questions relating to the statements to be delivered by Seller; provided that
                                                                --------
all out-of-pocket costs of PricewaterhouseCoopers LLP and outside consultants incurred by Seller in connection therewith shall be for the account of Buyer.

     (b) If the Buyer (i) shall be obligated pursuant to the rules of the Securities and Exchange Commission (the "SEC") to provide financial statements with respect to the Business for any period(s) ending after December 31,2001 or as of any date after December 31, 2001 in connection with any filing made pursuant to the Securities Act of 1933 or Exchange Act of 1934 (including as part of the presentation of any required pro forma financial statements) or (ii) shall be advised by the underwriters or initial purchasers in connection with any offering of its securities that such financial statements are advisable in order to assure a successful marketing of such offering, then Seller shall use its commercially reasonable efforts to engage Seller's accountants, PricewaterhouseCoopers LLC, so long as they are independent for purposes of the Securities Act of 1933, or another "Big 5" accounting firm or other nationally recognized accounting firm reasonably acceptable to Buyer, to conducting an audit of, or if no audit is required, to perform the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing

Standards No. 71, Interim Financial Information, with respect to, such financial information and (to the extent required by the SEC or deemed advisable by the underwriters or initial purchasers) the comparable period in the prior year and shall use reasonable commercial efforts to facilitate any such audit or review. Seller will also reasonably cooperate with Buyer, in connection with any such filing, or filing of any statement delivered pursuant to subsection (a) hereof, or financing, and shall use reasonable commercial efforts to cause any accounting firm referred to above to provide such reasonable cooperation as well; provided that all costs incurred by Seller in connection with cooperating
      --------
with Buyer (including any audit or review by PricewaterhouseCoopers LLC and consultants) shall be for the account of Buyer.

6.   Confidential Nature of Information

     6.1  Confidentiality Agreement

     Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, that subject to Section 6.2(a), the Confidentiality
             --------
Agreement shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information relating to the Business or any Purchased Asset.

     6.2  Seller's and Buyer's Proprietary Information

     (a) Except as provided in Sections 6.2(b) and (d), after the Closing and for a period of five years following the Closing Date, each of Seller and Buyer agree that it will keep confidential all Proprietary Information of the other party or its Affiliates that is received, or made available, in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about the Business' business plans and strategies, marketing ideas and concepts, (including with respect to unannounced products and services), present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except, in the case of Buyer's obligation, for such Proprietary Information as is conveyed to Buyer as part of the Purchased Assets.

     (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and neither Seller nor Buyer shall have any obligation with respect to any such Proprietary Information that:

          (i) at the time of disclosure was already known to Seller or Buyer, as the case may be, other than as a result of this transaction, free of restriction as evidenced by documentation in Seller's or Buyer's possession, as the case may be;

          (ii) is or becomes publicly known through publication, inspection of a product or otherwise, and through no negligence or other wrongful act of Seller or Buyer, as the case may be;

          (iii) is received by Seller or Buyer, as the case may be, from a Third Party without similar restriction and without breach of any agreement;

          (iv) to the extent it is independently developed by Seller or Buyer, as the case may be; or

          (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

     (c) If Seller (or any of its Affiliates) or Buyer (or any of its Affiliates), as the case may be, is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, such party will promptly notify the other party of such request or requirement and will cooperate with such other party such that such other party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, a party (or any of its Affiliates) is, in the opinion of its counsel (which may be internal counsel), compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or significant monetary or non-monetary penalty, such party (or its Affiliate) may disclose only so much of the Proprietary Information to the Person compelling disclosure as is required by Law. Seller or Buyer, as the case may be, will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

     (d) Except to the extent that disclosure thereof is required under accounting, stock exchange or federal securities or labor relations Laws disclosure obligations, the terms and conditions of this Agreement and the Collateral Agreements, and all attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. Anything in this Article 6 to the contrary notwithstanding, if any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7.   Closing

     At the Closing, the following transactions shall take place:

     7.1  Deliveries by Seller or the Subsidiaries

     On the Closing Date, Seller shall, or shall cause a Subsidiary to, deliver to Buyer the following:

     (a) the Collateral Agreements executed by Seller or the Subsidiary a party thereto;

     (b) all consents, waivers or approvals theretofore obtained by Seller with respect to the sale of the Purchased Assets or the consummation of the transactions contemplated by this Agreement and the Collateral Agreements;

     (c) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying the fulfillment of the conditions set forth in Sections 8.2(a) and (b); and

     (d) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer and to put Buyer in actual possession or control of the Purchased Assets.

     (e) evidence of the obtaining of or filings with respect to the Required Consents.

     7.2  Deliveries by Buyer

     On the Closing Date, Buyer shall deliver to Seller the following:

     (a)  the Purchase Price as provided in Section 2.3;

     (b)  the Collateral Agreements executed by Buyer;

     (c) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying the fulfillment of the conditions set forth in Sections 8.3(a) and (b); and

     (d) all such other documents and instruments as Seller may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer of the Assumed Liabilities.

     7.3  Closing Date

     The Closing shall take place at the offices of Counsel to Seller, located at 875 Third Avenue, New York, New York 10022, at 10:00 a.m. local time within five Business Days following the date on which the last of the conditions specified in Article 8 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date").
 ------------

     7.4  Contemporaneous Effectiveness

     All acts and deliveries prescribed by this Article 7, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

8.   Conditions Precedent to Closing

     8.1  General Conditions

     The respective obligations of Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     (a)  No Injunctions.  No provision of any applicable law or order of any
          --------------
court or administrative agency shall be in effect that enjoins, restrains, conditions or prohibits consummation of this Agreement or any Collateral Agreement.

     (b)  Governmental Approvals.  Any applicable waiting period under the HSR
          ----------------------
Act relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated, and the European Commission shall have issued a decision under Article 6(1)(b) or 8(2) of Council Regulation No. 4064/89 of the European Community, as amended (or shall be deemed to have done so under Article 10(b) thereof), declaring the transactions contemplated hereby compatible with the EC Common Market. All authorization, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making any of the transactions contemplated hereby illegal or would have a Seller Material Adverse Effect shall have been obtained, made or occurred.

     (c)  Certain Proceedings.  There shall not be threatened, instituted or
          -------------------
pending any action or proceeding by any governmental authority or agency, domestic, foreign or supranational (i) seeking to restrain, prohibit or otherwise interfere in any material manner with the ownership or operation by Buyer or any of its Affiliates of all or any material portion of the Purchased Assets or the business or assets of Buyer or any of its Affiliates or to compel Buyer or any of its Affiliates to dispose of or hold separate all or any material portion of the Purchased Assets or of Buyer or any of its Affiliates or
(ii) seeking to required divestiture by Buyer or any of its Affiliates of any material amount of Purchased Assets.

     8.2  Conditions Precedent to Buyer's Obligations

     The obligations of Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Buyer:

     (a)  Representations and Warranties of Seller True at Closing.  The
          --------------------------------------------------------
representations and warranties of Seller contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby (A) that are qualified by materiality or Seller Material Adverse Effect shall be true and correct and
(B) that are not qualified by materiality or Seller Material Adverse Effect shall be true and correct in all material respects, in each case, at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except as affected by (i) actions or omissions specifically permitted or allowed under this Agreement and (ii) to the extent that such representations and warranties are made as of a specified date, in which case, such representations and warranties shall be true and correct in all material respects as of such dates.

     (b)  Performance by Seller.  Seller and each Subsidiary shall have
          ---------------------
performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

     (c)  Notice and Release.  Seller shall have notified the Administrative
          ------------------
Agent under the Credit Agreement as to the transactions contemplated by this Agreement and Seller shall have delivered to Buyer a copy of a letter from the Collateral Agent under the Guarantee Agreement releasing any security interest in the Purchased Assets, pursuant to the Credit Agreement or the Guarantee Agreement.

     8.3  Conditions Precedent to Seller's Obligations

     The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Seller:

     (a)  Representations and Warranties of Buyer True at Closing.  The
          -------------------------------------------------------
representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby (A) that are qualified by materiality or Seller Material Adverse Effect shall be true and correct and (B) that are not qualified by materiality or Seller Material Adverse Effect shall be true and correct in all material respects, in each case, at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case, such representations and warranties shall be true and correct in all material respects as of such dates.

     (b)  Performance by Buyer.  Buyer shall have performed in all material
          --------------------
respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

     8.4  Frustration of Purpose

     Neither Seller or Buyer may rely on the failure of any condition in Sections 8.1.8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the transactions contemplated by the Agreement as required by Section 5.7.

9.   Status of Agreements

     The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

     9.1  Survival of Representations and Warranties

     The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing solely for purposes of this Article 9 and such representations and warranties shall terminate at the close of business on the date that is eighteen months after the Closing Date, except for the representations and warranties made pursuant to Section 3.5(b) and Section 3.9(b), which shall terminate 30 months and 36 months after the Closing Date, respectively. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after such date Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party from whom such indemnity may be sought prior to such time .

     9.2  General Agreement to Indemnify

     (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto, any Affiliate thereof, and any director, officer or employee of such other party or Affiliate thereof (each an "Indemnified Party" and, in the
                                                -----------------
case of the Buyer, a "Buyer Indemnified Party" and, in the case of the Seller, a
                      -----------------------
"Seller Indemnified Party"), from and against any and all claims, actions,
 ------------------------
suits, proceedings, liabilities, obligations, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") incurred or
                                                      ------
suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) subject to Section 9.1 and subsection (e) and (f) of this
Section 9.2, any breach of any representation or warranty of such party contained in this Agreement or (ii) the breach by such party of any covenant or agreement of such party contained in this Agreement to the extent not waived by the other party.

     (b) Seller further agrees to indemnify and hold harmless each Buyer Indemnified Party from and against any Losses incurred by a Buyer Indemnified Party arising out of, resulting from, or relating to: (i) the Excluded Liabilities and (ii) Buyer's waiver of any applicable Bulk Sales Laws.

     (c) Buyer further agrees to indemnify and hold harmless each Seller Indemnified Party with respect to: (i) any failure of Buyer to discharge any of the Assumed Liabilities and (ii) any claims, causes of actions, charges or suits asserted or brought by any Transferred Employee against Seller or its Subsidiaries arising out of or in connection with the Buyer's failure to offer employment to, or Buyer's termination of employment with Buyer or its Affiliates of, any Transferred Employee (including, for the purposes of this sub-paragraph, any Business Employee who would otherwise be considered by definition a Transferred Employee under this Agreement but for the fact they were not offered employment by Buyer and were to be offered employment with Buyer pursuant to
Section 5.5(a)), including claims for severance or other separation benefits and employment discrimination claims.

     (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price unless a Final Determination or change in applicable law (including a revenue ruling or other similar pronouncement) causes any such amount not to constitute an adjustment to the Purchase Price for Federal Tax purposes. In the event of such a Final Determination or change in applicable law, Buyer or Seller, as the case may be, shall pay an amount that reflects the hypothetical Tax consequences of the receipt or accrual of such payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of deductions available for interest paid or accrued and for Taxes such as state and local income Taxes; provided, that Buyer shall only be required to
                                 --------
pay to Seller the excess of the amount so calculated over the additional Tax or Taxes that would have been imposed if such payment had been treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section
5.4 and Treasury Reg. (S) 1.1060-1(e) as a result of any adjustment to the Purchase Price pursuant to the first sentence of this subsection. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined in Section 9.3(a)) both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

     (e) The amount of the Indemnifying Party's liability under this Agreement shall be net of any applicable insurance proceeds actually received and other savings, including Tax savings, that have been realized by, the Indemnified Party. If the Tax savings have not been realized at the time the Indemnifying Party makes a payment under Section 9, then the Indemnified Party shall pay to the Indemnifying Party an amount equal to the actual Tax savings realized by the Indemnified Party at the time so realized, provided, that the amount of such
                                           --------
payment shall not exceed the amount of any indemnity payment made by the Indemnifying Party with respect to the claim giving rise to the Tax savings. The amount of any such Tax savings for any Tax period shall be the amount of the reduction in Taxes payable to a Taxing Authority with respect to such Tax period as compared to the Taxes that would have been payable to a Taxing Authority by the Indemnified Party in the absence of such Tax savings.

     (f) The Indemnifying Party's liability for all claims made under Section 9.2(a) (i) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred (determined without regard to any materiality qualification or qualification with reference to Seller Material Adverse Affect or Buyer Material Adverse Effect contained in any representation or warranty giving rise to the claim for indemnity hereunder) shall exceed 0.5% of Purchase Price, in which case the Indemnifying Party shall be liable only for the portion of the Losses exceeding 0.5% of Purchase Price, (ii) the Indemnified Party shall have no liability for any individual items where the Loss relating thereto is less than $25,000 (and such items shall be aggregated for purposes of clause (i)) and
(iii) the Indemnifying Party's aggregate liability for all such claims shall not exceed 30% of Purchase Price.

     (g) Absent fraud and subject to Section 9.5, the indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement or any Collateral Agreement; provided, this exclusive remedy for damages does not
                          --------
preclude a party from bringing an action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement.

     (h) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for any indirect, special, punitive, exemplary or consequential loss or damage arising out of this Agreement; provided, that the foregoing shall not be construed to preclude recovery by the
--------
Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties shall take commercially reasonable actions to mitigate their damages.

     (i) The rights to indemnification under this Section 9.2 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

     9.3  Indemnification Procedures for Third Party Claims

     (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any
 ------------------
action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless the Indemnifying Party has suffered material prejudice by such failure). The Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within thirty days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "Third-Party Claim"), to assume the defense
                                      -----------------
and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages.

     (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

     (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.3.

     9.4  Indemnification Procedures for Non-Third Party Claims

     In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement for other than a Third-Party Claim, such Indemnified Party shall send written notice of such claim to the Indemnifying Party and such notice shall specify the basis for such claim in reasonable detail, but failure to give such notice or so specify such claim shall not relieve the Indemnifying Party of any liability hereunder (unless the Indemnifying Party has suffered material prejudice by such failure). As promptly as possible after the Indemnified Party has given such notice, the Indemnified Party and the Indemnifying Party shall attempt to resolve such claim by mutual agreement before resorting to other legal means to resolve such claim.

     9.5  Rights and Remedies

     The rights and remedies of Seller and Buyer provided for under this Agreement shall not effect the rights or remedies of Seller or Buyer provided for under any of the Collateral Agreements.

10.  Miscellaneous Provisions

     10.1 Notices

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

     (a)  If to Seller, to:   Lucent Technologies Inc.
                              Attn: Executive Vice President, Corporate
                                    Operations
                              600 Mountain Avenue
                              Murray Hill, NJ 07974-0636
                              United States of America
                              Facsimile: (908) 582-3560

     With a copy to:          Lucent Technologies Inc.
                              Attn: Vice President - Law
                              600 Mountain Avenue
                              Murray Hill, NJ 07974-0636
                              United States of America
                              Facsimile: (908) 582-6978

     and:                     Sidley Austin Brown & Wood
                              875 Third Avenue
                              New York, NY 10022
                              United States of America
                              Attn: Irving L. Rotter
                              Facsimile: (212) 906-2021

     (b)  If to Buyer, to:    CSG Systems International, Inc.
                              7887 East Belleview Avenue
                              Ste. 1000
                              Englewood, CO 80111
                              United States of America
                              Attn: Joseph T. Ruble, Senior Vice President and
                                    General Counsel, Corporate Development
                              Facsimile: (303) 804-4012

     With a copy to:          Davis Polk & Wardwell
                              450 Lexington Avenue
                              New York, NY 10017
                              United States of America
                              Attn: George R. Bason, Jr.
                              Facsimile: (212) 450-4000

     10.2 Expenses

     Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

     10.3  Entire Agreement; Modification

     The agreement of the parties, which consists of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Section 11.5.

     10.4  Assignment; Binding Effect; Severability

     This Agreement may not be assigned by any party hereto without the other party's written consent; provided that Buyer may (i) assign, convey or sell this
                         --------
Agreement to a wholly owned subsidiary and (ii) may designate one or several wholly owned subsidiaries as buyer(s) of specified Purchased Assets, subject, in each case, to Buyer remaining liable for all obligations of Buyer hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

     10.5  Governing Law

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

     10.6  Consent to Jurisdiction

     Buyer irrevocably submits, and Seller irrevocably submits, and agrees to cause the Subsidiaries to irrevocably submit to the jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). Buyer further agrees, and Seller further agrees, and agrees to cause the Subsidiaries to agree, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Buyer irrevocably and unconditionally waives (and agrees not to plead or claim), and Seller irrevocably and unconditionally waives (and agrees not to plead or claim), and agrees to cause the Subsidiaries to irrevocably and unconditionally waive (and not to plead or claim), to the fullest extent permitted by applicable law, any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     10.7  Waiver of Jury Trial

     Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.7.

     10.8  Execution in Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9  Public Announcement

     Prior to the signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; provided, that the foregoing shall not
                                      --------
preclude communications or disclosures necessary to comply with accounting, stock exchange or federal securities Law disclosure obligations.

     10.10 No Third-Party Beneficiaries

     Nothing in this Agreement, express or implied, is intended to or shall (a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, (i) any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure or (ii) any right or entitlement to any employment with, or compensation or benefits from Buyer. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exist irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

11.  Termination and Waiver

     11.1  Termination

     This Agreement may be terminated at any time prior to the Closing Date by:

     (a)   Mutual Consent.  The mutual written consent of Buyer and Seller;
           --------------

     (b)   Failure of Buyer Condition.  Buyer upon written notice to Seller if
           --------------------------
any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment and shall not have been waived in writing by Buyer;

     (c)   Failure of Seller Condition.  Seller upon written notice to Buyer if
           ---------------------------
any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment and shall not have been waived in writing by Seller;

     (d)   Court or Administrative Order.  Buyer or Seller if there shall be in
           -----------------------------
effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby;

     (e)   Delay.  The Buyer or Seller if the Closing shall not have occurred by
           -----
May 1, 2002;

provided, that the party seeking termination pursuant to clause (b), (c) or (e)
--------
is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     11.2  Effect of Termination

     If this Agreement is terminated in accordance with Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6 relating to the obligations of Buyer and Seller to keep confidential certain information, and for the rights and obligations of the parties hereto as provided in Sections 10.1, 10.2, 10.5, 10.6, 10.7, 10.9 and 11.2. Nothing in this Section 11.2 shall be deemed to release either party from any liability for any willful and material breach of any obligation hereunder.

     11.3  Collateral Agreements; Material To Be Returned

     (a)   In the event of the termination of this Agreement in accordance with
Section 11.1, the transactions contemplated by this Agreement shall be terminated, without further action by any party hereto, and each of Seller and Buyer shall immediately enter into, or cause its relevant Affiliates to enter into, written consents to terminate each Collateral Agreement.

     (b) Furthermore, in the event that this Agreement is terminated as provided herein:

           (i) Buyer shall return all documents and other material received from Seller or any Affiliate of Seller or any representative of Seller or any Affiliate of Seller relating to the Business or the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to Seller; and

           (ii) Seller shall return all documents and other material received from Buyer or any Affiliate of Buyer or any representative of Buyer or any Affiliate of Buyer relating to Buyer or the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to Buyer.

     11.4  Waiver of Agreement

     Any term or condition hereof may be waived at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; provided, however, that such
                                                  --------  -------
action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     11.5  Amendment of Agreement

     This Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such party's action; provided, that such
                                                        --------
amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                        LUCENT TECHNOLOGIES INC.


                                        By: /s/ William T. O'Shea
                                            -----------------------------
                                        Name: William T. O'Shea
                                        Title: Executive Vice President

                                        CSG SYSTEMS INTERNATIONAL, INC.


                                        By: /s/ Jack Pogge
                                            -----------------------------
                                        Name: Jack Pogge
                                        Title: President